                                                                    EXHIBIT 4(A)



                          NATIONAL CITY BANK, COLUMBUS
                 PROTOTYPE STANDARDIZED SAVINGS PLAN AND TRUST


                               ADOPTION AGREEMENT


         Completion of this Adoption Agreement to the National City Bank, Columbus Prototype Standardized Savings Plan and Trust (effective as of January 1, 1989) creates certain new legal relationships and responsibilities. Accordingly, the Employer's legal counsel should review the Plan and Trust prior to the execution of this document so as to ensure the suitability of the Plan and Trust for the Employer.

         Items marked with an asterisk (*) must be filled in.

         Effective the 1st day of  January, 1995.

               Danninger Medical Technology, Inc., a
                              (Employer)

                      corporation, hereby:
         (corporation, partnership, sole proprietorship)

*A.      (1)     ______   establishes an employee benefit plan and trust to be
                          known as

                                  ______________________________________________
                                  Plan and Trust (the "Plan") in the form of the National City Bank, Columbus Prototype Standardized Savings Plan and Trust.

                                       OR

         (2)        X     amends The Danninger Medical Technology, Inc.
                          Retirement Express Savings Plan and Trust (the
                          "Plan"), originally executed on January 1, 1992, effective as of January 1, 1992, by adopting in its entirety the Danninger Medical Technology, Inc.
                          Retirement 401(k) Savings Plan and Trust in the form of the National City Bank, Columbus Prototype
                          Standardized Savings Plan and Trust.

*B.      Employer Address:   4140 Fisher Road, Columbus, Ohio 43228

         Attn:         Paul Miller             Telephone:        614-276-2628
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*C.      Plan Administrator (who is also Named Fiduciary and Agent for Service of Process):

         Company

*D.      Employer Taxpayer Identification Number:        31-0992628

*E.      The Plan Year ends on:          December 31

E-1.     The Fiscal Year, if different from the Plan Year, ends on: ____________

F.       The Limitation Year ends on: __________________________________________
         Valuation Date.  The Valuation Date shall occur

*G.      (1)     ____     Annually on the last business day of the Plan Year.
                                  OR
         (2)     ____     Semiannually on the last business day of the sixth
                          and twelfth months of the Plan Year.
                                  OR
         (3)     ____     Quarterly on the last business day of the third,
                          sixth, ninth and twelfth months of the Plan Year.
                                  OR
         (4)     ____     Annually on the last business day of the Plan Year
                          and, if the value of the Trust Fund has changed by
                          ______ % since the last Valuation Date, on the last
                          business day of the quarter in which the change
                          occurred.
                                  OR
         (5)     ____     Monthly on the last business day of each calendar
                          month of the Plan Year.
                                  OR
         (6)      X       Daily.

H.       Base Pay.  Base pay shall mean all of each Participants (select one)

                 ___      (1)    Section 3121 Wages (Social Security
                                 Compensation).
                  X       (2)    Section 3401(a) Wages (Withholding
                                 Compensation).
                 ___      (3)    415 Safe-Harbor Compensation.
                          (1), (2), and (3) are defined in Section 2.3 of the
                                 Plan.

         Base Pay shall be determined over the following applicable period (select one):

                  X       the Plan Year.
                 ___      the Calendar Year ending with or within the Plan Year.
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         Compensation (select one)

                  X       shall include
                 ___      shall not include

         Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under section 125, 402(a)(8), 402(h) or 403(b) of the Code.

I. Hours of Service. In lieu of crediting Hours of Service on the basis of each hour actually completed, Hours of Service shall be credited on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan.

         (1)     ___      On the basis of days worked:
                                  An Employee shall be credited with 10 Hours of Service if under Section 2.15 of the Plan such Employee would be credited with at least one Hour of Service during the day.

         (2)     ___      On the basis of weeks worked:
                                  An Employee shall be credited with 45 Hours of Service if under Section 2.15 of the Plan such Employee would be credited with at least one Hour of Service during the week.

         (3)     ___      On the basis of months worked:
                                  An Employee shall be credited with 190 Hours of Service if under Section 2.15 of the Plan such Employee would be credited with at least one Hour of Service during the month.

J.       Eligibility Date.

         (a) An Employee who has completed the Plan's eligibility requirements shall become a Participant on the date described in the first sentence of Section 2.11 of the Plan.

         (b) ___ The Employer elects the monthly Eligibility Dates described in the second sentence of Section 2.11 of the Plan.

K. Year of Eligibility Service. A Year of Eligibility Service shall be a Plan Year during which an Employee completes ________ (less than 1,000) Hours of Service. (If not filled in, the terms of Section 2.34 of the Plan will control.)
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L.       Year of Vesting Service.  A Year of Vesting Service shall be a Plan
         Year during which an Employee completed __________ (less than 1,000) Hours of Service. (If not filled in, the terms of Section 2.35 of the Plan will control.)

*M. Eligibility Requirements: The Eligibility requirements for participation in the Plan are that:

         (1)     ___      The Employee has completed _______ Year(s) of Service
                          (not more than one (1) may be elected. If the Years of Service selected is or includes a fractional year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

         (2)      X       The Employee has attained age   21   (not greater
                          than age 21).

         (3)      X       Excluded from Plan participation are employees
                          included in a unit of employees covered by a collective bargaining agreement between the employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the employees of the employer who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9(g) of the proposed regulations. For this purpose, the term
                          "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the employer.

*N. Salary Reduction Contributions. Pursuant to Section 4.1 of the Plan, Participants may elect Salary Reduction Contributions of up to the following Reduction Percentage of Base Pay:

                 ____       1%
                 ____       2%
                 ____       3%
                 ____       4%
                 ____       5%
                 ____       6%
                 ____       7%
                 ____       8%
                 ____       9%
                   X       10%                      OR

         any amount (in whole percentages) between 11% and 20%, which limiting amount shall be ___________________%.
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         A Participant may elect to commence Salary Reduction Contributions as of January 1 and July 1 [ENTER AT LEAST ONE DATE OR PERIOD DURING A CALENDAR YEAR] which date is no later than the earlier of the Participant's date of participation under the Plan or his completion of a Year of Service. Such election shall be come effective as of the 1st (Enter Number) pay period following the pay period during which the Participant's election to commence Salary Reduction Contributions was made, or as soon as administratively feasible thereafter.

*O. Employer Matching Contributions. The Employer elects the following ratio of Matching Contributions to Salary Reduction Contributions:

                 ____     No match
                 ____     1 to 4 (25% match)
                 ____     1 to 2 (50% match)
                 ____     3 to 4 (75% match)
                 ____     1 to 1 (100% match)
                  X       Other:  (Describe below)
                                  A discretionary matching contribution, the amount determined by resolution of the Board of Directors of the employer and communicated to Participants on or before the end of the taxable year.

P. Profit Sharing Contributions. (Optional). The Employer's annual contribution (subject to the limitations of the Plan) shall be

         ____    (1)      ____% of its Net Profit for the taxable year.
                                  OR
         ____    (2)      ____% of its Net Profits in excess of $______________.
                                  OR
          X      (3)      An amount determined by resolution of the Board of
                          Directors of the Employer and communicated to the
                          Participants on or before the end of the taxable
                          year.
                                  OR
         ____    (4)      The lesser of (i) ________% of the total Compensation
                          of all Participants for the taxable year, or
                          (ii) ______% of current Net Profit or the Employer
                          for such year.
                                  OR
         ____    (5)      An amount determined as follows:

         NOTE:  If this Item is elected, Items V and X must be completed.

Q-1. Election to Disregard Profits. With regard to Plan contributions, Net Profits shall be disregarded as indicated below.

                 ____     Contributions,
                 ____     Employer Matching Contributions, and
                 ____     Profit Sharing Contributions to the Plan will be made
                          without regard to whether such contributions are made from the Employer's Net Profits. (Check as applicable.)

Q-2. Allocation of Special Qualified Non-elective Contributions to Non-highly Compensated Employees. (Note: This Item may be elected only if the Employer has also elected 100% vesting in Item X.)

                 ____ In lieu of distributing Excess Deferred Contributions sufficient to satisfy either of the Actual Deferral Percentage tests contained in Section 5.3 of the Plan, the Employer may make Special Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees in an amount determined by the Employer that is sufficient to satisfy either of such tests.

Q-3. Election to Take Salary Reduction and Qualified Non-elective Contributions into Account in Computing the Contribution Percentage. (Note: This item may be elected only if the Employer has also elected 100% vesting in Item X.)

                 ____ To the extent permitted in Treasury regulations and in accordance with such regulations, Salary Reduction Contributions and Qualified Nonelective Contributions under this Plan and under any other plan of the Employer may be taken into account in computing the Contribution Percentage (as defined in Section 5.6 of the Plan) of Participants in the Plan.

R. Allocation of Profit Sharing Account Forfeitures. (Note: This Item must be completed if Item P has been elected unless 100% vesting has been elected in Item X.) Forfeitures from the Profit Sharing Account occurring during the Plan Year:

         (1)     ___      Shall be applied to reduce the contributions of the
                          Employer to the Plan.

         (2)      X       Shall be allocated in the same manner as the Employer
                          contributions.

R-1. Allocation of Matching Contributions Account Forfeitures. (Note: This Item and Item R-2 must be completed if Item O has been elected unless 100% vesting has been elected in Item W.) Forfeitures from the Matching Contribution Account occurring during the Plan Year:

         (1)     ___      Shall be applied to reduce the matching contributions
                          of the Employer of the Plan.

         (2)      X       Shall be allocated in the same manner as are the
                          Employer contributions.

R-2.     Forfeitures of Excess Aggregate Contributions shall be

         (1)      X       applied to reduce Employer Contributions.

         (2)     ___      allocated, after all other Forfeitures under the
                          Plan, to each Participant's Matching Contribution
                          Account in the ratio which each Participant's Base
                          Pay for the Plan Year bears to the total Base Pay of all Participants for such Plan Year. Such forfeitures will not be allocated to the Account of any Highly Compensated Employee.

S.       ___     Non-Deductible Employee Contributions.  Participants may make voluntary non-deductible contributions pursuant to Section 6.1 of the Plan.

T. Profit Sharing Contributions may be made either on a basis which is non-integrated or integrated with Social Security (Select (a) or (b) below):

         (a)      X       Non-integrated.  Profit Sharing contributions shall
                          be allocated as provided in Section 8.5(a) of the Plan.

         (b)     ___      Integrated.  Profit Sharing contributions shall be
                          allocated as provided in Section 8.5(ba) of the Plan.

         NOTE: If the Employer maintains another qualified plan, which is a plan integrated with Social Security, option (b) above may not be selected.

         Integration Level.  The Integration Level is equal to:

         (1)     ___      The Taxable Wage Base

         (2)     ___      $_________________ (a dollar amount less than the
                          Taxable Wage Base)

                                  OR

         (3)     ___      _________________% of the Taxable Wage Base (not to
                          exceed 100%)

U.        X      Rollovers.  Rollover contributions from other Plans pursuant to Section 7.1 of the Plan shall be accepted.

V. (NOTE: This Item must be completed if Item P has been elected.) A Participant whose employment is terminated before the end of a Plan
         Year:

         (1)     ___      Shall share in Profit Sharing Contributions for such
                          Plan Year regardless of the number of Hours of Service the Participant completed in that year.

         (2)      X       Shall not share in Profit Sharing Contributions for
                          such Plan Year unless termination is due to death, disability or retirement or unless the Participant in any event completed at least 501 Hours of Service in that year.

*W. Vesting - Matching Contribution Account. A Participant's Matching Contribution Account shall be vested as follows:

         (1)     ___      100% upon becoming a Participant;
                                   OR
         (2)     ___      ____% (not less than 20) for each year of Vesting
                          Service;
                                  OR
         (3)     ___      100% after ________ (not to exceed 5) Years of
                          Vesting Service with no vesting before then;
                                  OR
         (4)      X       20 %   (not less than 20) vesting after 2 Years of
                                 Vesting Service.
                          40 %   (not less than 40) vesting after 3 Years of
                                 Vesting Service.
                          60 %   (not less than 60) vesting after 4 Years of
                                 Vesting Service.
                          80 %   (not less than 80) vesting after 5 Years of
                                 Vesting Service.
                          100%   vesting after 6 Years of Vesting Service;
                                  OR
         (5)     ___      ____   (not less than 20) vesting after 3 Years of
                                 Vesting Service.
                          ____   (not less than 40) vesting after 4 Years of
                                 Vesting Service.
                          ____   (not less than 60) vesting after 5 Years of
                                 Vesting Service.
                          ____   (not less than 80) vesting after 6 Years of
                                 Vesting Service.
                          100%   vesting after 7 Years of Vesting Service.

X. Vesting - Profit Sharing Account. (NOTE: This Item must be completed if Item P has been elected.) A Participant's Profit Sharing Account shall be vested in him upon resignation or dismissal prior to retirement in the following manner:

         (1)     ___      100% upon becoming a Participant;
                                  OR

         (2)     ___      ____% (not less than 20) for each year of Vesting
                          Service
                                  OR
         (3)     ___      100% after - (not to exceed 5) Years of Vesting
                          Service with no vesting before then;
                                  OR
         (4)      X        20 %   (not less than 20) vesting after 2 Years of
                                  Vesting Service.
                          40 %    (not less than 40) vesting after 3 Years of
                                  Vesting Service.
                          60 %    (not less than 60) vesting after 4 Years of
                                  Vesting Service.
                          80 %    (not less than 80) vesting after 5 Years of
                                  Vesting Service.
                          100%    vesting after 6 Years of Vesting Service;
                                  OR
         (5)              ____    (not less than 20) vesting after 3 Years of
                                  Vesting Service.
                          ____    (not less than 40) vesting after 4 Years of
                                  Vesting Service.
                          ____    (not less than 60) vesting after 5 Years of
                                  Vesting Service.
                          ____    (not less than 80) vesting after 6 Years of
                                  Vesting Service.
                          100%    vesting after 7 Years of Vesting Service.

Y. In computing a Participant's Years of Vesting Service for purposes of Items W and X above, the following shall be disregarded:

         (1)      X       Years of Service prior to the Participant's
                          attainment of age 18.

         (2)     ___      Years of Service before the Employer maintained this
                          Plan or a predecessor plan.

         (3)     ___      Years of Service before January 1, 1971, unless the
                          Employee has had at least 3 years of service after December 31, 1970.

         (4)     ___      Years of Service before the effective date of ERISA
                          if such service would have been disregarded under the break-in-service rules of the prior plan in effect from time to time before such date. For this purpose, break-in-service rules are rules which result in the loss of prior vesting or benefit accruals, or which deny an employee eligibility or participate, by reason of separation or failure to complete a required period of service within a specified period of time.

*Z. Limitation on Allocations. Note: If you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could possibly become a participant, you must complete this Item. The employer must also complete this Item if it maintains a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account as defined in Section 415(1)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this plan.

         (1) If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

                 ____ The provisions of Section 9.3 of the Plan will apply as if the other plan were a master or prototype plan.

                 ____ (Provide the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.)

         (2) If the Participant is or has ever been a Participant in a defined benefit plan maintained by an Article VIII Employer:

                 (Employer must provide language which will satisfy the 1.0 limitation of Section 415(e) of the Code. Such language must preclude Employer discretion. See Section 1.415-1 of the IRS Regulations for guidance.)

AA.       X      Service with a Predecessor Employer.  The Employer elects to include an Employee's service with a predecessor employer for the purpose of computing Years of Service and the predecessor employer is at least eighty percent owned by the employer.

*BB.     Top Heavy Provisions.

         (1) Top-Heavy Valuation Date. For purposes of computing the Top-Heavy Ration, the Top-Heavy Valuation Date shall be ________ for each year.

         (2)     ____     For each Participant who is covered under any other
                          plan of the Employer, the Top-Heavy minimum allocation or benefit requirement will be met in that other plan, entitled ________________________.

         (3) The nonforfeitable interest of each Employee in his Matching Contribution and Profit Sharing Account balances shall be determined on the basis of the following:

                 (a)      ___     100% vesting after - (not to exceed 3) Year
                                  of Vesting Service.

                 (b)       X      20 %    (not less than 20) vesting after 2
                                          Years of Vesting Service.
                                  40 %    (not less than 40) vesting after 3
                                          Years of Vesting Service.
                                  60 %    (not less than 60) vesting after 4
                                          Years of Vesting Service.
                                  80 %    (not less than 80) vesting after 5
                                          Years of Vesting Service.
                                  100%    vesting after 6 Years of Vesting
                                          Services

         If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in
         Section 22.1(c) of the Plan applies.

         (4) Present Value. For purposes of establishing present value to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following:
                 Interest Rate: ______________________%
                 Mortality table: ____________________

                 Valuation date: For purposes of computing the Top-Heavy Ratio, the valuation date shall be ___________________ of each year.

         (5) Minimum Contribution: For purposes of minimum top-heavy allocations, the contributions and forfeitures equal to 3% of each non-key employee's Compensation will be allocation to the employee's account when the Plan is top-heavy, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that Year.

CC.       X      Early Retirement.  Each Participant shall be permitted to
                 elect early retirement on or after age 62 (not less than age 55 nor greater than age 64) with 6 Years of Vesting Service, (no more than 10).

DD.       X      Hardship Distributions.  Pursuant to Section 12.4 of the Plan,
                 Participants may apply for a distribution from the Plan in situations of severe financial hardship. Distribution of Salary Reduction Contributions (and earnings thereon accrued as of December 31, 1989) may be made to a Participant in the event of hardship. For the purposes of this section, hardship is defined as an immediate and heavy financial need of the employee where such employee lacks other available resources.
                 Hardship distributions are subject to the spousal consent requirements contained in Sections 401 (a)(11) and 417 of the Code.

         Special Rules:

         (1) The following are the only financial needs considered immediate and heavy: deductible medical expenses (within the meaning of Section 213(d) of the Code) of the employee, the employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the employee; payment of tuition for the next quarter or semester of post-secondary education for the employee, the employee's spouse, children or dependents; or the need to prevent the eviction of the employee from, or a foreclosure on the mortgage of the employee's principal residence.

         (2) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the employee only if:

                 (a) The employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the employer;

                 (b) All plans maintained by the employer provide that the employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

                 (c) The distribution is not in excess of the amount of an immediate and heavy financial need; and

                 (d) All plans maintained by the employer provide that the employee may not make Elective Deferrals for the employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such employee's Elective Deferrals for the taxable year of the hardship distribution.

EE.       X      Pre-Break Distributions to Terminated Participants. Pursuant
                 to sub-Section 12.6(b) and (c) of the Plan, Participants who have terminated employment with the Employer may receive a distribution before having incurred a Break-in-Service.

EE-1.     X      Forfeiture of Pre-Break Termination Distributions.  The
                 special forfeiture rules described in sub-Section 12.6(c) of the Plan shall be applied hereunder.

FF.       X      Loans.  The Plan Administrator may, upon application of any
                 Participant, direct the Trustee to make a loan to such Participant pursuant to the terms of Section 15.1 of the Plan.
                 Participant loans shall be

         ___     held as general Trust Fund assets.

          X held as assets of the accounts of individual Participants. Minimum loan amount shall be $1,000.

GG.       X      Direction of Investment.  The Employer hereby elects, pursuant to Section 18.8 of the Plan, to permit Participants to direct the investment of the following Accounts:

         ___     Salary Reduction Account
         ___     Matching Contribution Account
         ___     Profit Sharing Account
         ___     Non-Deductible Employee Account
         ___     Rollover Account
          X      All Accounts

         Direction of investment by Participants:

         ___     Shall be limited
          X      Shall not be limited

         to the investment in the collective investment trust maintained by National City Bank, Cleveland, Ohio or any bank affiliated with National City Bank and described in Section 18.6 of the Plan.

         If individual direction of investments is permitted, the additional fees for maintaining and administering Participant's individual investment accounts

         ___     Shall be charged against said accounts.
         ___     Shall be charged to the Employer.

         Each Participant who elects direction of investment shall have the right to make one investment choice and one investment change under Sections 18.8(c) and (d) of the Plan

         ___     annually
         ___     semi-annually
         ___     quarterly
          X      other period (specify) Daily

HH.      ___     Insurance.  The Employer hereby elects to allow the Trustee to purchase life insurance contracts, if so requested by the Participant, within the limits of Section 18.9 of the Plan.

II.       X      Special Profit Sharing Benefit Form.  Life annuities,
                 including Qualified Joint and Survivor Annuities, shall not be available as a form of retirement benefit under the Plan.
                 Death benefit payments under Article XVI may not be paid to Beneficiaries in the form of life annuities. Death benefit payments shall be made to the surviving spouse of the Participant or, if there is no such surviving spouse or if such surviving spouse has consented in a manner conforming to a Qualified Election (as that term is defined in sub-Section
                 13.2(c), to a designated Beneficiary.

JJ. Election of Survivor Annuity Percentage Other Than 50%. The survivor annuity percentage for purposes of the Joint and Survivor Annuity shall be ________%.

         (The Employer must elect either (1) 66-2/3% or (2) 100% if the Employer does not want to have such percentage to be 50%.)

KK. Special Distributions. The amounts in a Participant's Account shall be distributable upon the occurrence of the following special events. (check as applicable.)

          X Termination of the Plan without the establishment of a successor plan.

         ___ As soon as administratively feasible after the sale by the corporate Employer of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed to an entity which is not an Affiliated Employer.

         ___ As soon as administratively feasible after the sale by the corporate Employer, to an entity that is not an Affiliated Employer, of such corporate Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code).

KK-1. Early Distributions. Salary Reduction Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions and income allocable to such amount shall be distributable prior to termination of employment.

         ___     Upon attainment of age 59-1/2 by the Participant.

         For purpose of this Item, the term "Affiliated Employer" shall mean any entity required to be aggregated with the corporate Employer under Sections 414(b), 414(c) or 414(o) of the Code.

The Sponsor of this Prototype Plan is:

         National City Bank, Columbus
         Employee Benefits Department
         155 East Broad Street
         Columbus, OH 43251-0050

THE FAILURE TO PROPERLY COMPLETE THIS ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF THE PLAN.

The Sponsor will inform the Employer of any amendments to the Prototype Plan or of the discontinuance or abandonment of such Plan.

An employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this plan is qualified under
Section 401 of the Internal Revenue Code. If the employer who adopts or maintains multiple plans wishes to obtain reliance that his or her plan(s) are qualified, application for a determination letter should be made to the opportunity Key District Director of Internal Revenue.

This Adoption Agreement may be used only in conjunction with basic plan document #06.

IN WITNESS WHEREOF, the Employer and National City Bank, Columbus by their respective duly authorized officer, have caused this Agreement to be executed on this ________________________ day of _____________________________, 19_____.

Danninger Medical Technology, Inc.           NATIONAL CITY BANK, COLUMBUS


By    /s/ Paul A. Miller                     By   /s/ Roger J. St. Cyr
  ---------------------------------            ---------------------------------
          Paul A. Miller                              Roger J. St. Cyr

Title   Chief Financial Officer              Title   Vice President
     ------------------------------                -----------------------------

                             BANCOHIO NATIONAL BANK

                 PROTOTYPE STANDARDIZED SAVINGS PLAN AND TRUST
                           (Basic Plan Document #06)


         BancOhio National Bank hereby adopts, to read as follows, the BancOhio National Bank Prototype Standardized Savings Plan and Trust.

                                ARTICLE I - NAME

         The Plan and Trust shall be known as BANCOHIO NATIONAL BANK PROTOTYPE STANDARDIZED SAVINGS PLAN AND TRUST.

                            ARTICLE II - DEFINITIONS

         Terms used in this Plan shall be defined as provided in this Article. In addition, certain other definitions, for use in determining deferral and benefit limitations, for applying non-discrimination standards and for defining certain forms of benefits under the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Tax Reform Act of 1986 will be found in Sections 5.1, 5.6. 9.1, 11.2 and 13.2, respectively.

         2.1 "Account Valuation Date" or "Valuation Date" shall mean the date the Trust assets are valued pursuant to Article VIII of the Plan. Valuation will occur on the Valuation Dates specified in Item G of the Adoption Agreement, but at least once per Plan Year.

         2.2 "Adoption Agreement" shall mean the agreement under which an Employer adopts a Plan or amends and restates an existing Plan.

         2.3 "Base Pay" shall mean either (1), (2) or (3) below, as elected by the Employer in the Adoption Agreement:

                   (1) Section 3121 wages (Social Security Compensation). Wages as defined in section 3121(a), for purposes of calculating social security taxes, but determined without regard to the wage base limitation in section 3121(a)(1), the limitations on the exclusions from wages in section 3121(a)(5)(C) and (D) for elective contributions and payments by reason of salary reduction agreements, the special rules in section 3121(v), any rules that limit covered employment based on the type or location of an employee's employer. and any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in section 3121(b)(1) through 20)).

                   (2) Section 3401(a) wages (Withholding Compensation). Wages as defined in section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

                   (3) 415 Safe-Harbor Compensation. Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

                             (a)     Employer contributions to a plan of
                   deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                             (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                             (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                             (d) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the employee).

For any Self-Employed Individual covered under the Plan, Base Pay shall mean Earned Income. Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under section 125, 402(a)(8), 402(h) or 403(b) of the Code. The annual compensation of each Participant taken into account under the plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a plan determines compensation on a period of time that contains fewer than 12 calendar months, then the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the compensation of a Participant for purposes of this limitation. the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

         2.4 "Beneficiary" means the person or persons designated by a Participant (or by a Participant's surviving spouse who is the Participant's Beneficiary) as his Beneficiary on the last effective form filed with the Plan Administrator or a person duly designated by the Plan Administrator, under
Section 16.1 of the Plan. In the absence of an effective designation, the Beneficiary is the person or persons to whom a deceased Participant's benefits are payable under said Section 16.1 of the Plan.

         2.5 "Break in Service" shall mean an applicable Computation Period during which an Employee does not complete more than 500 Hours of Service with the Employer.

         2.6 "Code" or "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

         2.7       "Computation Period" shall mean the applicable
12-consecutive month period for which Years of Service and Breaks in Service are determined for purposes of Plan participation, vesting and benefit accrual:

                   (a) For Purposes of determining Years of Eligibility Service and Breaks in Service for participation, the initial Computation Period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer. The succeeding 12-consecutive month periods commence with the first Plan Year which commences on, or prior to, the first anniversary of the Employee's initial participation Computation Period, regardless of whether the Employee is entitled to be credited with 1,000

         Hours of Service during the initial Computation Period. An Employee who is credited with 1,000 Hours of Service in both the initial participation Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial participation Computation Period will be credited with two Years of Eligibility Service for participation.

                   (b) Years of Eligibility Service after a Break in Service will be measured by the 12-consecutive month period beginning on an Employee's reemployment commencement date and, if necessary, Plan Years beginning with the Plan Year which includes the first anniversary of the reemployment commencement date. The reemployment commencement date is the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first participation Computation Period in which the Employee incurs a Break in Service.

                   (c) For purposes of computing an Employee's vested and nonforfeitable right to the account balance derived from Employer Contributions, Years of Vesting Service and Breaks in Service will be measured by the Plan Year.

                   (d) For Purposes of determining a Participant's entitlement to an allocation of Employer contributions or forfeitures, Years of Accrual Service will be measured by the Plan Year.

         2.8 "Early Retirement Age" shall mean the age, if indicated, in Item CC on the Adoption Agreement, at which a Participant may retire from the employ of an Employer, pursuant to Section 12.2 herein. If a Participant separates from service before satisfying the age requirement for early retirement, but after satisfying any service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

         2.9 "Earned Income" shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the employer by section 164(f) of the Code for taxable years beginning after December 31, 1989.

         2.10 "Effective Date" shall be the effective date of the Employer's plan as set forth in the Adoption Agreement.

         2.11 "Eligibility Date" shall mean, with respect to any Employee, the earlier of the Effective Date or the first day of any Plan Year, or the date six months thereafter, if: (a) the Employee is then employed by the Employer and (b) the Employee has completed any eligibility requirements indicated in Item M of the Adoption Agreement. Notwithstanding the provisions of the preceding sentence, the Employer may elect, in Item J of the Adoption Agreement, that an Employee's Eligibility Date be the first day of the calendar month which follows his completion of the Item M eligibility requirements.

         2.12 "Employee" shall refer to any individual who is employed by the Employer or by any other employer required to be aggregated under section 414(b), (c), (m) or (o) of the Code. Any individual who is a leased employee and deemed under section 414(n) or section 414(o) of the Code to be an employee of any employer described in the preceding sentence shall also be considered an Employee. Any leased Employee shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer. A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code,
(2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

         2.13 "Employer" shall refer to the corporation, partnership or sole proprietor whose name appears on the Adoption Agreement executed by it and to any successor corporation, partnership, or sole proprietor which elects to continue this Plan pursuant to sub-Section 22.4(d). The term "Employer" shall also refer, to the extent required by applicable law for any purpose, to all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h)), all commonly controlled trades or businesses (as defined in section 414(c) as modified by section 415(h)) or affiliated service groups (as defined in section 414(m)) of which the adopting employer is a part and any other entity required to be aggregated with the employer pursuant to section 414(o) and the regulations thereunder.

         2.14 "Employer Matching Contribution" shall mean a contribution made or to be made by the Employer, as determined under Section 4.2.

         2.15      "Hour of Service" shall mean:

                   (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These Hours shall be credited to the Employee for the Computation Period in which the duties are performed; and

                   (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Computation Period). Hours under this Paragraph shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference; and

                   (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph
         (a) or paragraph (b), as the case may be, and under this paragraph
         (c). These Hours shall be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains, rather than the Computation Period in which the award, agreement or payment is made.

                   (d) A leave of absence shall be granted by the Employer for service in the armed forces of the United States and for jury duty. A leave of absence may be granted by the Employer for sickness, accident, vacations, disability or other similar reasons under rules established by it and uniformly applied by it to all individuals similarly situated.

                   (e) Hours of Service will be credited for employment with other members of: (i) an affiliated service group, under section 414(m); (ii) a controlled group of corporations, under section 414(b); or (iii) a group of trades or businesses under common control, under section 414(c), provided that the Employer is a member of any such group and with any other entity required to be aggregated with the employer pursuant to section 414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under section 414(n) or section 414(o) and the regulations thereunder.

                   (f) Solely for purposes of determining whether a Break in Service, as defined in Section 2.5 for participation and vesting purposes has occurred in a Computation Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence; in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence shall be credited. For purposes of this sub-Section, absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual,
         (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this sub-Section shall be credited (i) in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service in that Period, or (ii) in all other cases, in the following Computation Period.

                   (g) Hours of Service may be determined on an alternative basis under a method selected in Item I of the Adoption Agreement.

         2.16 "Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than one-half, nor greater than, the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's Account balance. The percentage of the survivor annuity under the Plan shall be 50% unless a different percentage is elected by the Employer in Item JJ of the Adoption Agreement.

         2.17 "Matching Contribution Account" shall mean an account established to hold Employer Matching Contributions described in Section 4.2, as well as any earnings on such Contributions.

         2.18 "Net Profits" shall mean the current and accumulated earnings of the Employer, determined by the Employer upon the basis of its books of accounts and in accordance with generally accepted accounting practices, without any deduction for federal and state taxes or for contributions made by the Employer under this Plan or any other qualified plan.

         2.19 "Non-Deductible Employee Account" shall mean an account established to hold any non-deductible Employee contributions made pursuant to
Section 6.1 herein, and any earnings on such contributions.

         2.20 "Normal Retirement Age" shall mean, for all Participants, age sixty-five (65) years, or the Employer's mandatory retirement age, if lower.

         2.21 "Owner-Employee" shall mean an individual who is a sole proprietor or a partner owning more than 10 percent of either the capital or profits interest of a partnership.

                   If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and any plan established for other trades or businesses must, when looked at as a single plan, satisfy Code sections 401(a) and (d) for the employees of this and all other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code sections 401(a) and (d) and which provides contributions and benefits not less favorable than Provided for Owner-Employees under this Plan. An Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees, either own the entire interest in an unincorporated trade or business, or, in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership. For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

                   If an individual is covered as an Owner-Employee under the plan of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the Plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

         2.22 "Participant" shall mean any Employee who on or after the Effective Date has reached his Eligibility Date. An Employee shall become a Participant on his Eligibility Date.

         2.23 "Plan Administrator" shall mean the person or committee named by the Employer in Item C of the Adoption Agreement, which person or committee shall have the authority to control and manage the Plan operations and administration. In the event that the position of Plan Administrator is vacant at any time for any reason, the Employer shall carry out the duties of the Plan Administrator hereunder.

         2.24 "Plan Year" or "Year" shall mean the 12-consecutive month period ending on the date specified in Item E of the Adoption Agreement and each 12-consecutive month Period thereafter.

         2.25 "Profit Sharing Account" shall mean an account established to hold Profit Sharing Contributions described in Section 4.3, as well as any earnings on such Contributions.

         2.26 "Profit Sharing Contribution" shall mean an Employer contribution described in Section 4.3 of the Plan.

         2.27 "Rollover Account" shall mean an Account established to hold rollover contributions (described in Section 7.1) transferred to the Plan, as well as any earnings on such contributions.

         2.28 "Salary Reduction Account" shall refer to an account maintained by the Trustee, pursuant to Section 4.1, to account for a Participant's interest in the Trust Fund attributable to his Salary Reduction Contributions.

         2.29 "Salary Reduction Contribution" shall mean a contribution made or to be made as a result of an election made by a Participant under
Section 4.1 to have a portion of his Base Pay diverted to the Trust Fund as an Employer contribution. Salary Reduction Contributions are sometimes referred to as "Elective Deferrals".

         2.30 "Salary Reduction Percentage" shall mean the portion, expressed as a percentage, of a Participant's Base Pay which he elects, under
Section 4.1, to have contributed to the Trust Fund.

         2.31 "Self-Employed Individual" shall mean: (a) an individual who has Earned Income for his taxable year from the trade or business for which the Plan is established and (b) an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for its taxable year.

         2.32 "Trust Fund" or "Fund" shall mean all assets held under a Plan by the Trustee.

         2.33 "Trustee" shall be the BancOhio National Bank, or its successor or successors as Trustee of the Trust.

         2.34 "Year of Eligibility Service" shall mean a participation Computation Period described in Section 2.7(a) during which an Employee completes 1,000 (or other lesser number designated in Item K of the Adoption Agreement) Hours of Service with the Employer.

         2.35 "Year of Vesting Service" shall mean a Plan Year during which an Employee completes 1,000 (or other lesser number designated in Item L of the Adoption Agreement) Hours of Service with the Employer.

                          ARTICLE III - PARTICIPATION

         3.1 Eligibility. An Employee shall become a Participant as of the first Eligibility Date following his satisfying the requirements of Item M of the Adoption Agreement. The Employer may elect in Item M to exclude from participation Employees who are members of a collective bargaining unit and whose retirement benefits have been the subject of good faith bargaining. Any Employee who has satisfied the age and service requirements of Item M but has been excluded under the preceding sentence shall become a Participant as of the date he no longer is so excludable.

         3.2       Participation Break in Service Rules.

                   (a) If an Employee has a Break in Service before satisfying the Plan's requirement for eligibility to participate, service before the Break will not be taken into account. The preceding sentence shall only apply with respect to Employees who must complete more than one Year of Eligibility Service in order to become eligible to participate in the Plan. A Participant shall continue as a Participant until such time as he incurs a Break in Service.

                   (b) A former Participant will again become a Participant immediately upon returning to the employ of the Employer if such former Participant has a nonforfeitable (vested) right to all or a portion of his Employer Account balance at the time of termination from service.

                   (c) A former Participant who did not have a nonforfeitable right to any portion of his Employer Account balance at the time of termination from service will be considered a new Employee, for purposes of eligibility to participate, if his number of consecutive one year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Eligibility Service before such Break. If the number of consecutive Breaks in Service of such former Participant do not equal or exceed the greater of five (5) or the aggregate number of Years of Eligibility Service, he shall participate immediately upon returning to the employ of the Employer.

         3.3 Former Employee or Participant. Except as is otherwise provided in Section 3.2, if a former Employee or Participant is reemployed by the Employer, he will be considered as a new Employee for purposes of participation in the Plan.

         3.4       Predecessor Employer Service.

                   (a) An Employee's Years of Eligibility Service shall be deemed to include all service with a predecessor employer, if so elected by the Employer in Item AA of the Adoption Agreement.

                   (b) Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer.

                ARTICLE IV - SALARY REDUCTION, EMPLOYER MATCHING
                        AND PROFIT SHARING CONTRIBUTIONS

         4.1       Salary Reduction Contributions.

                   (a) Each Plan Participant will be permitted to elect to have his or her Base Pay reduced by a percentage permitted in this Section. The percentage to be applied to the Participant's Base Pay shall be a whole percentage, in the range elected by the Employer in Item N of the Adoption Agreement, which shall be applied against the Participant's Base Pay prior to federal or state income tax adjustments. The amount by which Base Pay is reduced following application of the Salary Reduction Percentage shall be contributed by the Participant's Employer to the Trust Fund as a Salary Reduction Contribution of that Employer. Each such Contribution shall be credited to a Salary Reduction Account of each such electing Participant and shall be invested by the Trustee pursuant to the terms of Article XVIII. The provisions of the cash or deferred arrangement ("CODA") contained herein may be made effective as of the first day of the Plan Year in which the CODA is adopted. However, under no circumstances may a salary reduction agreement or other deferral mechanism be adopted retroactively.

                   (b) A Participant shall be afforded a reasonable period at least once each calendar year, as specified in the Adoption Agreement, to elect to commence Salary Reduction Contributions. A Participant's election to commence Salary Reduction Contributions must remain in effect until modified or terminated. The election described in the preceding sub-Section shall be made on forms provided by the Plan Administrator. Such election shall be made and filed with the Plan Administrator by such date as is Prescribed by the Plan Administrator in its rules.

                   (c) Notwithstanding any provision to the contrary herein, effective with respect to taxable Years beginning after December 31, 1989, no Participant shall be permitted, pursuant to an election made by him hereunder, to have Salary Reduction Contributions made for him for any taxable year of his in excess of $7,979. The $7,979 amount specified in this sub-Section may be increased from time to time (as to taxable years beginning on or after January 1, 1991) by the Secretary of the Treasury for increases in the cost of living (hereinafter referred to as the "Adjustment Factor").

                   (d) The Salary Reduction Percentage election may be changed during a Plan Year, as often as may be permitted by the Plan Administrator, by the completion and proper filing of election change forms. A Participant may elect to discontinue application of the Salary Reduction Percentage to his Base Pay by notifying the Plan Administrator, pursuant to its rules, of his desire to discontinue Salary Reduction; provided, that such Participant's eligibility for, and entitlement to, future Salary Reduction Contributions shall be limited as provided in rules established by the Plan Administrator.

                   (e) Any rules established under this Section shall be established and administered in a uniform and non-discriminatory fashion and may be amended from time to time in the sole and absolute discretion of the Plan Administrator.

         4.2       Employer Matching Contributions.

                   (a) Each Employer shall, if so elected in Adoption Agreement Item O, make contributions to the Trust Fund, which, when aggregated for a Plan Year, shall be equal to such percentage of the total amount of the Plan Year's Salary Reduction Contributions of its Employees as may be elected by the Employer in the said Item.

                   (b) Employer Matching Contributions shall be allocated by the Trustee to separate Trust Fund accounts, known as Matching Contribution Accounts, for the holding and investing of each Participant's share of such Contributions. Allocation of each Employer Matching Contribution shall be effected in a manner which results in the crediting to the Matching Contribution Account of each Employee-Participant of an amount equal to that same percentage of his Salary Reduction Contribution as the Employer has elected in Item O. Upon their allocation to the individual Matching Contribution Accounts of Participants, Employer Matching Contributions shall be vested as provided for in Item W of the Adoption Agreement and invested as provided in Article XVIII of this Plan. In any event, Matching Contributions shall be fully vested at normal retirement age, upon the complete or partial termination of the profit-sharing plan, or upon the complete discontinuance of employer contributions. Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with the provisions of section 4.5.

         4.3       Profit Sharing Contributions.

                   (a) In addition to, or in lieu of, the Employer Matching Contributions described in Section 4.2, the Employer may elect, in Item P of the Adoption Agreement, to make Profit Sharing Contributions an available Plan funding method. In such case, for each Plan Year the Employer shall contribute to the Trustee such amount as is determined in accordance with the provisions selected by the Employer in the said Item P.

                   (b) Such Contributions shall be allocated pursuant to the provisions of Sections 8.5 and 8.6 of the Plan. Upon their allocation to the individual Profit Sharing Accounts of Participants, Profit Sharing Contributions shall be vested as provided for in Item X of the Adoption Agreement and shall be invested as provided in Article XVIII of the Plan.

         4.4 Net Profits. Employer Matching and Profit Sharing Contributions for a Plan Year shall be paid out of the Employer's Net Profits. Notwithstanding the foregoing provisions, to the extent elected by the Employer in Item Q-1 of the Adoption Agreement, Employer Matching and Profit Sharing Contributions for a Plan Year shall be made without regard to whether such contributions are made from the Employer's Net Profits, provided the Plan shall continue to be designed to qualify as a profit-sharing plan for purposes of sections 401(a), 402, 412 and 417 of the Code. The sum of Salary Reduction, Employer Matching and Profit Sharing Contributions made for a Plan or Fiscal Year may not exceed the maximum amount deductible by the Employer for plan contributions under section 404 of the Code.

         4.5 Forfeitures. The Employer shall elect, in Item R of the Adoption Agreement, whether the total of a preceding Plan Year's Profit Sharing Account forfeitures, under sub-Section 10.3(d) of the Plan, should be included as a component of the amounts described in the preceding Section or treated as though a separate Profit Sharing Contribution (i.e., whether or not forfeitures should be used to reduce such Contributions). A similar election by the Employer shall be made with regard to Matching Contribution Account forfeitures in Item R-1 of the Adoption Agreement.

         4.6 Duties of Trustee Regarding Employer Contributions. All contributions made under the Plan by the Employer shall be delivered to the Trustee. The Trustee shall be accountable for all Employer contributions received by it but shall have no duty to require any contributions to be delivered to it or to determine if the contributions received comply with the Plan or with any resolution of the Board of Directors of the Employer providing therefor.

                    ARTICLE V - LIMITATIONS ON CONTRIBUTIONS
                         (NON-DISCRIMINATION STANDARDS)

         5.1 Deferral Limitation Definitions. Solely for the purpose of interpreting and carrying out the provisions of this Article, the following terms shall be defined as set forth below:

                   (a) "Actual Deferral Percentage" (ADP) - The average of the Individual Deferral Percentage of each Participant who is a Highly Compensated Employee and each Participant who is a Non-highly Compensated Employee, with such average to be calculated separately for each such group of Employees.

                   (b)       "Base Pay" - See Section 2.3.

                   (c)       "Deferred Amount" - The sum of

                             (i)         Salary Reduction Contributions,

                             (ii)        if the Employer has elected 100%
                   vesting in Item W of the Adoption Agreement, Employer Matching Contributions and

                             (iii) Qualified Nonelective Contributions, credited on a Participant's behalf for a Plan Year.

                   (d) "Excess Deferred Contributions" - With respect to any Plan Year, the excess of the Deferred Amount actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under section 5.3 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Individual Deferral Percentages beginning with the highest of such percentages).

                   (e) "Excess Elective Deferrals" - The amount of Salary Reduction Contributions for a taxable year of a Participant that the Participant allocates to this Plan pursuant to the claim procedure set forth in section 5.2. Excess Elective Deferrals shall result from contributions made under this Plan and any other arrangement described in section 401(k) of the Code which in the aggregate exceed, for a taxable year of a Participant, $7.000 multiplied by the Adjustment Factor.

                   (f) "Family Member" - With respect to an Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

                   (g) "Highly Compensated Employee" - The term highly compensated employee includes highly compensated active employees and highly compensated former employees.

                             A highly compensated active employee includes any employee who performs service for the employer during the determination year and who, during the look-back year: (i) received compensation from the employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (ii) received compensation from the employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term highly compensated employee also includes: (i) employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the employer during the determination year; and (ii) employees who are 5 percent owners at any time during the look-back year or determination year.

                             If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

                             For this purpose, the determination year shall be the plan year. The look-back year shall be the twelve-month period immediately preceding the determination year.

                             A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

                             If an employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a highly compensated employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the employer during such year, then the family member and the 5 percent owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

                             The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

                   (h) "Non-highly Compensated Employee" - An Employee of an Employer who is not a Highly Compensated Employee.

                   (i) "Qualified Nonelective Contributions" - Profit Sharing Contributions, but only if the Employer has elected 100% vesting in Item X of the Adoption Agreement.

                   (j) "Special Qualified Non-elective Contributions" - Qualified Non-elective Contributions which are allocated to Non-highly Compensated Employees only as provided in Section 5.5(b).

                   (k) "Individual Deferral Percentage" (IDP) - The percentage figure derived from dividing a Participant's Deferred Amount for a Plan Year by his Base Pay for such Year.

                   (l) "Salary Reduction Contributions" or Elective Deferrals" - See Section 2.29.

                   (m)       "Salary Reduction Percentage" - See Section 2.30.

                   (n)       "Adjustment Factor" - See Section 4.1(c).

                   Special Rules:

                   1. The IDP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in section 401(k) of the Code, that are maintained by the employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or
         both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                   2. In the event that this plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if the aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

                   3. For purposes of determining the IDP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees. shall be disregarded as separate employees in determining the ADP both for Participants who are

         Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

                   4. For purposes of determining the ADP test, Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

                   5. The employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

                   6. The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         5.2 Distribution of Excess Elective Deferrals. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocated thereto, shall be distributed no later than April 15, 1988, and each April 15 thereafter, to Participants to whose accounts Excess Elective Deferrals, were allocated for the preceding calendar year and who claim Excess Elective Deferrals for such calendar year. Excess Elective Deferrals shall not be treated as Annual Additions under the Plan to the extent they are distributed by the first April 15 following the close of the calendar year in which the Excess Elective Deferrals were made. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than the first March 1 after the close of the calendar year in which such Excess Elective Deferrals were made; shall specify the amount of the Participant's Excess Elective Deferrals for such calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals. when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred. The income or loss allocable to Excess Elective Deferrals shall be determined by (1) multiplying the income or loss allocable to the Participant's Salary Reduction Contributions for the Plan Year by a fraction, the numerator of which is the Excess Elective Deferral on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's account balance attributable to Salary Reduction Contributions on the last day of the preceding Plan Year and (2) adding to such amount ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         5.3 Actual Deferral Percentage. The Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Actual Deferral Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                   (a) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                   (b) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year Multiplied by 2.0, provided that the Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         5.4 Aggregation of Plans. The Individual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Deferred Amounts allocated to his account under two or more arrangements described in section 401(k) of the Code that are maintained by the Employer shall be determined as if such Deferred Amounts were contributed under a single arrangement.

         5.5       Treatment of Excess Deferred Contributions.

                   (a) Subject to the provisions of the following sub-Sections of this Section 5.5, Excess Deferred Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Highly Compensated Employees to whose accounts Deferred Amounts were allocated for the preceding Plan Year. Notwithstanding the foregoing, in order to avoid the imposition of a 10% excise tax on the Employer on the amount of the Excess Deferred Contributions, the Employer shall distribute such Contributions plus income no later than 2-1/2 months after the close of the Plan Year to which such Contributions relate. The Excess Deferred Contributions are to be distributed to those Highly Compensated Employees for whom a reduction is made under section 5.1(d). Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations.

                   (b) In lieu of distributing Excess Deferred Contributions as provided in the preceding sub-Sections of this Section, and to the extent elected in Item Q-2 of the Adoption Agreement, the Employer may make Special Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees in an amount that is sufficient to satisfy either of the tests set forth in section 5.3. Allocations of Special Qualified Non-elective Contributions to each Non-highly Compensated Employee's account shall be made in the ratio in which each such Employee's Base Pay for the Plan Year bears to the total Base Pay of all such Employees for such Plan Year.

                   (c) Determination of income or loss: The Excess Deferred Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Deferred Contributions is the sum of (1) an amount determined by multiplying the income or loss allocable to the Participant's Deferred Amount for the Plan Year by a fraction, the numerator of which is the Excess Deferred Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to his Deferred Amounts on the last day of the preceding Plan Year without regard to any income or loss occurring during such Plan Year; and (2) income or loss allocable to the Participant's Excess Deferred Contributions for the period between the end of such Plan Year and the date of distribution multiplied by the fraction determined under (1) above; or, at the option of the employer, ten
         (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of such Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                   (d)       Accounting for Excess Deferred Contributions:
         Excess Deferred Contributions shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Deferred Contributions shall be distributed from the Participant's Qualified Non-elective Contribution account only to the extent that such Excess Deferred Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

                   (e) Excess Deferred Contributions shall be treated as Annual Additions under the Plan.

         5.6       Limitations on Employee Contributions and Matching
Contributions.

                   (a) For purposes of this Section, the following terms"shall be defined as set forth below:

                             (i)         "Average Contribution Percentage"
                   (ACP) - The average of the Contribution Percentage of each Participant who is a Highly Compensated Employee and each Participant who is a Non-highly Compensated Employee, with such average to be calculated separately for each such group of Employees.

                             (ii)        "Contribution Percentage" - The
                   percentage figure derived from dividing a Participant's ECMC Contributions for a Plan Year by his Base Pay for such Year.

                             (iii) "ECMC Contributions" - For a Plan Year, the sum of (A) Voluntary Contributions made pursuant to Section 6.1, (B) Employer Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage tests set forth in Section 5-3) and (C) to the extent permitted by regulations issued by the Secretary of the Treasury, Salary Reduction Contributions and Qualified Nonelective Contributions under the Plan or any other plan of the Employer which the Employer elects (pursuant to Item Q-3 of the Adoption Agreement) to take into account in computing the Contribution Percentage. Such ECMC Contributions shall include forfeitures of Excess Aggregate Contributions or Employer Matching Contributions allocated to the Participant's account, which shall be taken into account in the year in which such forfeitures are allocated. Salary Reduction Contributions may be included as part of ECMC Contributions only if the Actual Deferral Percentage test is met before the Salary Reduction Contributions are used in the Average Contribution Percentage ("ACP") test set forth in this Section 5.6 and continues to be met following the exclusion of those Salary Reduction Contributions that are used to meet the ACP test.

                             (iv) "Excess Aggregate Contributions" - With respect to any Plan Year, the excess of the aggregate amount of ECMC Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such Contributions permitted under Section 5.6(b) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contributed Percentages beginning with the highest of such percentages).

                   (b) The Average Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                             (i) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-highly compensated Employees for the Plan Year multiplied by 1.25; or

                             (ii) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average

                   Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by two
                   (2), provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Non-highly Compensated Employees by more than two
                   (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                   (c)       Special Rules:

                             1. Multiple Use: If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit. then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

                             2. For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                             3. In the event that this plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the Contribution Percentage of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

                             4.          For purposes of determining the
                   Contribution percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution' Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family Members (as defined in section 414(q)(6) of the Code). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

                             5.          For purposes of determining the
                   Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                             6. The employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

         5.7 Required Aggregation. (a) For purposes of Section 5.6, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to make ECMC Contributions under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such ECMC Contributions was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                   (b) If this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then Section 5.6 shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same plan year.

         5.8 Treatment of Excess Aggregate Contributions. (a) Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed (or if forfeitable, shall be forfeited) no later than the last day of each Plan Year beginning after December 31, 1987, to Highly Compensated Employees on the basis of the respective portions of such amounts attributable to each of such Employees. Forfeitures of Excess Aggregate Contributions shall be allocated in the manner elected by the Employer in Item R-2 of the Adoption Agreement. Notwithstanding the foregoing, in order to avoid the imposition of a 10% excise tax on the Employer on the amount of the Excess Aggregate Contributions, the Employer shall distribute (or if forfeitable, shall forfeit) such Contributions plus income no later than 2-1/2 months after the close of the Plan Year to which such Contributions relate. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations.

                   (b) Determination of income or loss: The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocated to Excess Aggregate Contributions is the sum of (1) an amount determined by multiplying the income or loss, allocable to the Participant's ECMC Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's ECMC Contributions on the last day of the preceding Plan Year; and (2) income or loss allocable to the Participant's ECMC Contributions for the period between the end of such Plan Year and the date of distribution multiplied by the fraction determined under (1) above; or, at the option of the employer, ten (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of such Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                   (c) To the extent that such order of distribution does not violate general nondiscrimination requirements, amounts distributed under this Section shall be distributed to a Participant in the following order:

                             (i)         From his Non-Deductible Employee
                   Account;

                             (ii) From his Salary Reduction Account, to the extent such amounts are used in calculating his Contribution Percentage;

                             (iii) From his Profit Sharing Account, to the extent Qualified Non-elective Contributions are used in calculating his Contribution Percentage;

                             (iv)        From his Matching Contribution
                   Account; with each Account to be reduced to zero before distributions are to be made from the next Account.

                   (d) Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

         5.9 Order of Determination of Limitations. Limitations on Contributions under this Article shall be determined in the following order:

                   (a)       Excess Elective Deferrals.

                   (b)       Excess Deferred Contributions.

                   (c)       Excess Aggregate Contributions.

             ARTICLE VI - NON-DEDUCTIBLE PARTICIPANT CONTRIBUTIONS

         6.1 Voluntary Contributions. If permitted by the Employer in Item S of the Adoption Agreement, a Participant may make voluntary contributions ("nondeductible Employee contributions") in an amount not more than ten percent (10%) of his aggregate taxable Base Pay for all Years under this Plan and all other qualified plans of the Employer.

         6.2 How Paid or Deducted. A Participant's contributions may be made by regular payroll deductions from his Base Pay or in any other way approved by the Employer and the Trustee. Participant contributions shall be paid to the Trustee at least ten (10) business days before the Account Valuation Date which ends the accounting period of the Plan for which such contributions were made.

         6.3 Variation, Discontinuance and Resumption. A Participant, by notice to the Plan Administrator, may elect to change his voluntary contribution rate (but not retroactively) within the limits specified above, to discontinue making contributions, or to resume contributions. all as of the Account Valuation Date coincident with or next following said notice.

         6.4 Withdrawal of Participant Contributions. After all adjustments required under the Plan as of the last preceding Account Valuation Date have been made, a Participant may withdraw not more than the lesser of:
(a) his total non-deductible contributions made in accordance with Section 6.1 or (b) the amount then credited to his Non-Deductible Employee Account (as described in Section 8.1), by filing a written request to do so with the Plan Administrator at least forty-five (45) days in advance. No other non-deductible contributions may be made by such Participant for the Year in which he makes such a withdrawal. No forfeiture will occur solely as a result of the Participant's withdrawal of his non-deductible contributions. Unless the Special Profit Sharing Benefit Form has been elected by the Employer under Item II of the Adoption Agreement, any withdrawal shall be made only if the Participant's spouse (if any) consent's (in the manner set forth in Section 13.2(c)) to the withdrawal.

         6.5 Nonforfeitability. A Participant's contributions made pursuant to Section 6.1, as well as any earnings thereon, shall be fully vested and nonforfeitable.

         6.6 Duties of Trustee Regarding Participant Contributions. The Trustee shall be accountable for all Participant contributions received by it, but shall have no duty to require any contributions to be delivered to it nor to determine that the contributions received are of the correct amount or are correctly attributed to the Participants who made them.

                            ARTICLE VII - ROLLOVERS

         7.1 Rollovers. If so permitted in Item U of the Adoption Agreement, an Employee otherwise eligible to participate in the Plan, regardless of whether he has satisfied the age and service requirements of the Plan, who has had distributed to him his entire interest in a plan which meets the requirements of section 401(a) of the Internal Revenue Code (the "Other Plan") may, in accordance with procedures approved by the Plan Administrator, transfer the distribution received from the other Plan to the Trustee provided the following conditions are met:

                   (a) The transfer occurs on or before the 60th day following his receipt of the distribution from the Other Plan or, if such distribution had previously been deposited in an individual retirement account (as defined in Section 408 of the Code), the transfer occurs on or before the 60th day following his receipt of such distribution plus earnings thereon from the individual retirement account;

                   (b) The distribution from the Other Plan constitutes a "qualified total distribution" as such term is defined in subsection 402(a)(5)(E)(i) of the Code; and

                   (c) The amount transferred is equal to no more than the total distribution he received from the Other Plan, plus any earnings on such sum accrued during the period, if any, in which such sum was held in an individual retirement account, less the amount of any non-deductible Employee contributions made to the Other Plan.

The Plan Administrator shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Plan Administrator, the amount transferred shall be deposited in the Trust fund and shall be credited to the Employee's Rollover Account. Such Account shall be fully vested in the Employee and shall share in income allocations in accordance with Section 8.3 below. Upon termination of employment, the total amount of the Employee's Rollover Account shall be distributed in accordance with Article XII. Upon such a transfer by an Employee, who is otherwise eligible to participate in the Plan but has not yet completed the service requirements of the Plan, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

         7.2 Direct Transfer of Asset Agreements. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of asset agreements with the trustees of other retirement plans described in Code
Section 401(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement:

                   (a) The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility condition(s). If the Trustee accepts such a direct transfer of plan assets, the Plan Administrator, the Employer, and the Trustee shall treat the Employee as a Participant for all purposes of the Plan except the Employee may not make contributions nor shall the Employee share in Employer contributions or forfeitures, if any, until he actually becomes a Participant in the Plan by satisfying the Plan's eligibility conditions.

                   (b) The Trustee shall hold, administer, and distribute the transferred assets as a part of the Fund and the Trustee shall maintain appropriate separate accounts for the Employees on whose behalf the Trustee accepted the transfer(s), in order to reflect the value of the transferred assets.

                   (c) Right to Have Nonforfeitable Accrued Benefit Transferred. By notice to the Plan Administrator, a Participant entitled to a distribution shall have the right to have the nonforfeitable portion of his Accrued Benefit transferred to another plan and trust which is qualified under section 401(a) of the Code (including but not limited to being in compliance with Code section
         417) and is a tax-exempt trust under the provisions of section 501(a) of the Code. No such transfer to a qualified plan and trust shall be made until the Trustee has determined that such plan and trust meet the "qualification" requirements of the Code.

         7.3 Transfers from Other Plans; Rollover Contributions. The Trustee, upon authorization from the Plan Administrator, may accept transfers on behalf of a Participant from:

                   (a) a qualified pension or profit sharing plan maintained by a former employer of the Participant;

                   (b) a qualified pension or profit sharing plan previously maintained by the Employer, or which previously covered the Participant;

                   (c) a "rollover" Individual Retirement Account as that term is defined in Section 408(d)(3)(A)(ii) of the Code; or

                   (d) a plan in which assets are held on behalf of an Owner Employee as defined in Section 401(c)(3) of the Code, which satisfies the applicable requirements of Sections 401(a) and 401(d) of the Code and with respect thereto:

                             (i)    the transferred funds shall be
                   maintained in separate accounts in the name of the respective Participants;

                             (ii) a Participant's interest in the separate account shall be nonforfeitable; and

                             (iii)  the Trustee may not lend any portion
                   of such separate account to any Participant.

                    ARTICLE VIII - ACCOUNTS AND ALLOCATIONS

         8.1 Participants' Accounts. Separate accounting shall be carried out by the Trustee for the accrued benefit of each Participant. Such accounting shall include maintenance of a Salary Reduction Account, a Matching Contribution Account and a Profit Sharing Account consisting of the Participant's share of Profit Sharing Contributions and forfeitures arising under the Plan. To the extent that the Employer elects, pursuant to Items W and X of the Adoption Agreement, to make non-forfeitable Employer Matching Contributions and/or Qualified Nonelective Contributions, separate Accounts shall be maintained with respect to such nonforfeitable Employer Matching Contributions and Qualified Nonelective Contributions. Each such Account shall include any income, losses, appreciation and depreciation attributable thereto. In addition, if so elected by the Employer in Items S and U of the Adoption Agreement, such accounting shall also include maintenance by the Trustee of a Non-Deductible Employee Account and a Rollover Account, where applicable, for Participant contributions and rollovers and for any income, losses, appreciation or depreciation attributable thereto.

                The Trustee shall not be required to maintain separate investment sub-accounts for any Account, unless the Employer elects to permit Participants to direct the investments in their Accounts pursuant to Section
18.8 and to Item GG of the Adoption Agreement.

         8.2 Employer Contributions Considered Made on Last Day of Plan Year. For purposes of this Article, the Employer's contribution under the Plan for any Plan Year will be considered to have been made on the last day of that Year, regardless of when paid to the Trustee.

         8.3 Valuation. As of each Account Valuation Date, the Trustee shall:

                   (a) First, charge to the proper Accounts all payments or distributions made from Participants' Accounts since the last preceding Valuation Date that have not been charged previously;

                   (b) Second, determine the value of all assets in the Trust Fund on the basis of fair market value and allocate the net gain or loss to the Accounts of Participants in proportion to the balances in such Accounts, determined without regard to the amount of any Employer or Employee contributions made since the last preceding Valuation Date;

                   (c) Third, allocate and credit Employer contributions and forfeitures that are to be allocated and credited as of that Valuation Date, in accordance with Section 8.5; and

                   (d) Fourth, credit any Salary Reduction Contributions, Matching Contributions and Participant contributions (or rollovers) that are to be credited as of that Valuation Date, in accordance with Sections 4.1, 4.2, 6.1 and 7.1.

         8.4 Charging of Payments and Distributions. As of each Account Valuation Date, all payments and distributions made under the Plan since the last preceding Valuation Date to or for the benefit of a Participant or his Beneficiary will be charged to the proper Account of such Participant.

         8.5 Allocation of Profit Sharing Contributions and Forfeitures. Subject to the limitations of Article IX and, when applicable, the Top-Heavy Plan provisions of Article XI, as of each Account Valuation Date falling on the last day of a Plan Year, an Employer's Profit Sharing Contributions for that Plan Year and any forfeitures which arose under the Plan during that Year, shall be allocated to the Profit Sharing Accounts of Participants entitled, under Section 8.6, to share in such contributions and forfeitures for that Year in the manner provided in (a) or (b) below.

                (a) Non-integrated Plan. There shall be allocated to the Profit Sharing Account of each such Participant a portion of the Employer's Profit Sharing Contribution, and of forfeitures treated under Section 4.5 as a separate profit sharing contribution, equal to the percentage which that Participant's Base Pay (without regard to Salary Reduction Contributions) bears to the aggregate of such unadjusted Base Pay of all such Participants in the Plan for the Year.

                (b)    Integrated Plan.  If the Plan is integrated with
         Social Security, profit sharing contributions for the Plan Year (plus any forfeitures treated under Section 4.5 as a separate profit sharing contribution) will be allocated to Participants' accounts as follows:

                             STEP ONE:  The Employer will first, for each
                       Participant entitled to a profit sharing contribution allocation for the year, determine a percentage of Base Pay (the "base contribution percentage") which shall be the same for each Participant and shall be multiplied by the total Base Pay of each Participant for such year. The resulting amount for each such Participant will be allocated to his account.

                             STEP TWO:  Additional contributions will be
                       allocated to each Participant's account in an amount determined by multiplying each

                             Participant's Base Pay for the year in excess of the integration level, if any, by a percentage determined by the Employer, which percentage may not exceed the lesser of (1) and (2), where (1) is the base contribution percentage determined under STEP ONE and (2) is the greater of 5.7% or the old age insurance portion of the employers' OASDI tax rate for the year (adjusted, as necessary, in accordance with the disparity rate table set forth below).

                                         STEP THREE: Any remaining Profit
                             Sharing Contributions or Forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Base Pay for the Plan Year bears to all Participants' total Base Pay for that year.

                                         The integration level shall be equal to
                             the taxable wage base (TWB) or such lesser amount elected by the Employer in the Adoption Agreement. The taxable wage base is the maximum amount of earnings which may be considered wages for a year under Section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.

                                         Base Pay shall mean Base Pay as defined
                             in Section 2.3. The maximum profit-sharing disparity rate is equal to the lesser of:

                                         (a)    5.7%

                                         (b)    the applicable percentage
                                                determined in accordance with
                                                the table below:

                             If the Integration Level:


                                                                                         the applicable
                          is more than                   but not more than               percentage is:
                          ------------                   -----------------               --------------
                                $0                               X*                            5.7%

                           X* of TWB                         80% of TWB                        4.3%

                          80% of TWB                             Y**                           5.4%

                          *X = the greater of $10,000 or 20 percent of the TWB.

                          **Y = any amount more than 80% of the TWB but less
than 100% of the TWB.

                          If the integration level used is equal to the taxable
wage base, the applicable percentage is 5.7%.

                          Provided, however, in any Plan Year during which the
                 Plan is top heavy within the meaning of Section 416 of the Code, the allocation of the Contribution to Employer Accounts shall be subject to the following limitations:

                          (i) The allocation to the Accounts of all Employees must be at least 3% of Compensation. and

                          (ii) For purposes of paragraph (i) hereof, the term Participant shall include those Participants who have completed an Hour of Service in the Plan Year and have not separated from service on the Account Valuation Date of the Plan Year. For purposes of making the minimum Contribution under this Section, a non-Key Employee shall receive a minimum Contribution regardless of his level of Compensation.

                          The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(A)(3)(D) of the Code.

         8.6 Participants to Whom Profit Sharing Contributions and Forfeitures Will be Allocated. An Employer's Profit Sharing Contributions for a Year, if any, plus any forfeitures which arose under the Plan during that Year and which are to be allocated to Participants' accounts, will be allocated among and credited to the Profit Sharing Accounts of those Employees who are Participants in the Plan during any part of such Year and who received Base Pay for such Year, provided, however, that the Employer may limit the allocation of contributions and forfeitures with respect to the Participants who terminated employment before the end of a Plan Year in accordance with the Employer's election made under Item V of the Adoption Agreement.

         8.7 Crediting of Participant Contributions. Any voluntary contributions made by a Participant under the Plan will be credited to the appropriate Account, as of the Account Valuation Date which ends the accounting period of the Plan for which such contributions were made by the Participant.

                     ARTICLE IX - LIMITATION ON ALLOCATIONS

         9.1 Definitions. The following definitions shall apply to terms used in this Article IX:

                 (a) "Actual Compensation" - A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), excluding the following:

                          (i) Employer contributions to a plan of deferred
                 compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                          (ii) Amounts realized from the exercise of a non
                 qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                          (iii) Amounts realized from the sale, exchange or
                 other disposition of stock acquired under a qualified stock option; and

                          (iv) other amounts which received special tax
                 benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the Employee).

         For purposes of applying the limitations of this Article, Actual Compensation for a Limitation Year is the Actual Compensation actually paid or includible in gross income during such Year. Notwithstanding the preceding sentence, Actual Compensation for a Participant who is permanently and totally disabled (as defined in section 22(e)(3) of the Internal Revenue Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a highly compensated employee (as defined in section 414(q) of the Code), and contributions made on behalf of such Participant are nonforfeitable when made.

                 (b) "Annual Additions" The sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

                          (i)  Employer contributions;

                          (ii)   forfeitures; and

                          (iii)  non-deductible Employee contributions.

         For this purpose, any Excess Amount applied under sub-Section 9.2(d) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year. In addition, amounts allocated, after March 31, 1984, to an individual medical account (defined in section 415(1)(2) of the Code), which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to a separate account of a key employee (as defined in section 419A(d)(3) of the Code) under a welfare benefit fund (defined in section 419(e) of the Code) maintained by an Employer are to be treated as Annual Additions to a defined contribution plan.

                 (c) "Defined Benefit Fraction" - A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or one hundred forty percent (140%) of the Highest Average Compensation, including any adjustments under section 415(b) of the Code.

                 Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986 in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all limitation years beginning before January 1, 1987.

                 (d) "Defined Contribution Fraction" - A fraction, the numerator of which is the sum of the Annual Additions to the Participant under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's Nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer), and the Annual Additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(1) (2) of the Code, maintained by the Employer, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Actual Compensation for such Year. If the employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution Plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987. The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

                 (e) "Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                 (f) "Highest Average Compensation" - The average compensation for the three (3) consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in Section 2.37 of the Plan.

                 (g) "Limitation Year" - A calendar year, or the 12-consecutive month period elected by the Employer in Item F of the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation year must begin on a date within the Limitation Year in which the amendment is made.

                 (h) "Master or Prototype Plan" A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

                 (i) "Maximum Permissible Amount" - The lesser of:

                          (i) $30,000 (or, if greater, 1/4 of the defined
                 benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year), which is also the "defined contribution dollar limitation" or,

                          (ii) twenty-five percent (25%) of the Participant's
                 Actual Compensation for the Limitation Year.

The compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under section 415(1)(1) or 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the amount in (i)(i) multiplied by the following fraction:

                  Number of months in the short Limitation Year

                                       12

                 (j) "Projected Annual Benefit" - The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of a plan assuming:

                          (i) the Participant will continue employment until
                 normal retirement age under that plan (or current age, if later) and

                          (ii) the Participant's Actual Compensation for the
                 current Limitation Year and all other relevant factors used to determine benefits under that plan will remain constant for all future Limitation Years.

         9.2 Participant in Single Plan. This Section shall apply if the Participant does not participate, and has never participated, in another qualified plan or in a welfare benefit fund, as defined in section 419(e) of the Code maintained by the adopting Employer or an individual medical account, as defined in section 415(1)(2) of the Code, maintained by the employer, which provides an annual addition as defined in Section 9.1(b) of the Plan.

                 (a) The amount of Annual Additions which may be credited to the Participant for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                 (b) Prior to determining a Participant's Actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for the Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants Similarly situated.

                 (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's Actual Compensation for the Limitation Year.

                 (d) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, or under other limited facts and circumstances which the Commissioner finds justify the availability of the rules set forth in this sub-Section, there is an Excess Amount, the excess will be disposed of as follows:

                          (i) Any Employee contributions, to the extent they
                 would reduce the Excess Amount, will be returned to the Participant.

                          (ii) If after the application of paragraph (i) an
                 Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary.

                          (iii) If after the application of paragraph (i) an
                 Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary.

                          (iv) If a suspense account is in existence at any time
                 during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any employer or any employee contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.

         9.3 Participant in Other Prototype Defined Contribution Plan. This Section shall apply if, in addition to this Plan, the Participant is covered under another qualified defined contribution Master or Prototype Plan maintained by the Employer or in a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer or an individual medical account, as defined in section 415(1)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 9.1(b) of the Plan, during any Limitation Year.

                 (a) The Annual Additions which may be credited to a Participant under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant under the other Plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under such other defined contribution Plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such Plans for the Limitation year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution Plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant under this Plan for the Limitation Year.

                 (b) Prior to determining a Participant's Actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for the Participant in the manner described in sub-Section 9.2(b).

                 (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's Actual Compensation for the Limitation Year.

                 (d) If, pursuant to sub-Section 9.1(c), or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other Plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first, regardless of the actual allocation date.

                 (e) If an Excess Amount was allocated to a Participant on a Valuation Date of this Plan which coincides with an allocation date of another Plan, the Excess Amount attributed to this Plan will be the product of:

                          (i) the total Excess Amount allocated as of such date,
                 times

                          (ii) the ratio of (A) the Annual Additions allocated
                 to the Participant for the Limitation Year as of, such Date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such Date under this and all the other qualified defined contribution Master or Prototype Plans.

                 (f) Any Excess Amount attributed to this Plan will be disposed in the manner described in sub-Section 9.2(d).

         9.4 Participant in Other Non-Prototype Defined Contribution Plan. This Section shall apply if the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan. Annual Additions which may be credited to the Participant under this Plan for any Limitation Year will be limited in accordance with Section 9.3 as though the other plan were a Master or Prototype Plan, unless the Employer provides other limitations in Item Z of the Adoption Agreement.

         9.5 Participant in Other Defined Benefit Plan. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. Except as may otherwise be provided in any qualified defined benefit- plan which is material to the limitations stated in this Section 9.5, such reductions as are necessary to comply with the limitations of this Section
9.5 with respect to a Participant in this Plan shall be made in his Annual Addition to this Plan and to any other defined contribution plan maintained by the Employer in which he is a participant in such order as may be determined by the Administrator in accordance with applicable law, provided that such reductions shall be made first by returning to the Participant any of his non-deductible employee contributions which are included in such Annual Additions.

               ARTICLE X - VESTING: NONFORFEITABILITY OF BENEFITS

         10.1 Employee Contributions/Rollovers. A Participant's rights to the balance at any time in his Non-Deductible Employee Account, which amount shall reflect the Participant's accrued benefit from Employee contributions, shall at all times be fully vested and not subject to forfeiture. Rollover Accounts of Participants shall also be fully vested and nonforfeitable.

         10.2 Employer Contributions. A Participant's right to the balance at any time in his Salary Reduction Account shall at all times be fully vested and not subject to forfeiture. A Participant's rights to the balance at any time in his Matching Contribution and Profit Sharing Accounts, which amounts shall constitute the Participant's accrued benefit attributable to any Employer Matching and Profit Sharing Contributions, shall be 100% vested and nonforfeitable upon occurrence of any of the following:

                 (a) attainment of Normal Retirement Age;

                 (b) attainment, when applicable under Item DD of the Adoption Agreement, of Early Retirement Age;

                 (c) the Participant's death; or

                 (d) the Participant's disability retirement.

Absent occurrence of one of the above events, a Participant's vested and nonforfeitable interest in his Matching Contribution and Profit Sharing Accounts, from time to time, shall be determined through application of the vesting schedules chosen by the Employer in Items W and X of the Adoption Agreement.

         10.3 Vesting Service. The following rules shall be applied for calculating Years of Vesting Service for determination of a Participant's nonforfeitable interest in his Matching Contribution and Profit Sharing
Accounts:

                 (a) In the case of a Participant who has incurred a 1-year Break in Service, years of service before such break will not be taken into account until the Participant has completed a year of service after such break in service.

                 (b) In the case of a Participant who has 5 or more consecutive 1-year Breaks in Service all service after such Breaks in Service will be disregarded for the purpose of vesting the employer-derived account balance that accrued before such Breaks in Service. Such Participant's pre-break service will count in vesting the post-break employer-derived account balance only if either:

                          (i) such Participant has any nonforfeitable interest
                 in the account balance attributable to employer contributions at the time of separation from service; or

                          (ii) upon returning to service the number of
                 consecutive 1-year Breaks in Service is less than the number of years of service.

         Separate accounts will be maintained for the Participant's pre-break and post-break employer-derived account balance. Both accounts will share in the earnings and losses of the fund.

                 (c) In addition to the rules set forth in sub-Sections (a) and
         (b), the Employer may, in Item Y of the Adoption Agreement, elect not to include certain other Years of Vesting Service from consideration in determining Participants' Years of Vesting Service.

                 (d) Upon the occurrence of five (5) consecutive Breaks in Service, any portion of a Participant's Matching Contribution or Profit Sharing Account which is not vested shall be forfeited and shall be treated in the manner provided in Section 4.5.

         10.4 Amendments Affecting Vesting. If the Plan is amended in any way that affects vesting, including a change to or from Top-Heavy status, certain Participants may make the election described in Section 22.1(c) of the Plan.

                     ARTICLE XI - TOP-HEAVY PLAN PROVISIONS

         11.1 General. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article XI will supersede any conflicting Provisions in the Plan or Adoption Agreement; provided, that the Plan Administrator shall have sole responsibility for determining whether an Employer's Plan is a Top-Heavy Plan.

         11.2 Definitions. Terms used in this Article shall have the following meanings:

                 (a) "Determination Date" - For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Year.

                 (b) "Determination Period" - The Plan Year containing the Determination Date and the four Plan Years preceding that Plan Year.

                 (c) "Key Employee" - Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was:

                          (i) an officer of the Employer whose Compensation
                 exceeded an amount equal to one and one-half (1-1/2) times the Maximum Permissible Amount dollar figure, under paragraph (i) of sub-Section 9.1(i), for a Plan Year;

                          (ii) an owner (or considered an owner under section
                 318 of the Code) of one of the ten largest interests in the Employer, if such individual's Compensation exceeds the dollar limitation under section 415(c)(1)(A) of the Code;

                          (iii) a five percent (5%) owner (as described in
                 section 416(i) of the Code) of the Employer; or

                          (iv) a one percent (1%) owner of the Employer who has
                 annual Compensation of more than $150,000.

         The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder. Annual compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludible from the employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code.

                 (d) "Permissive Aggregation Group" - The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

                 (e) "Required Aggregation Group" -

                          (i) Each qualified plan of the Employer in which at
                 least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the Plan has terminated), and

                          (ii) Any other qualified plan of the Employer which
                 enables a plan described in (i) to meet the requirements of sections 401(a)(4) or 410 of the Code.

                 (f) "Top-Heavy Plan" - For any Plan Year beginning after December 31, 1983, this Plan is a Top-Heavy Plan if any of the following conditions exists:

                          (i) If the Top-Heavy Ratio for this Plan exceeds sixty
                 percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                          (ii) If this Plan is a part of a Required Aggregation
                 Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%).

                          (iii) If this Plan is a part of a Required Aggregation
                 Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

                 (g) "Top-Heavy Ratio" -

                          (i) If the Employer maintains one or more defined
                 contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which, during the 5-year period ending on the

                 Determination Date or Dates, has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Employer Account balances of all Key Employees as of the Determination Date (including any part of any Account balance distribution in the 5-year period ending on the Determination Date), and the denominator of which is the sum of all Employer Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date) of all Participants as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any Employer contribution which is due but unpaid as of the Determination Date.

                          (ii) If the Employer maintains one or more defined
                 contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which, during the 5-year period ending on the Determination Date or Dates, has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of Employer Account balances under the aggregated defined contribution plan or plans for all Key Employees (determined in accordance with (i) above) and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date or Dates, and the denominator of which is the sum of the Employer Account balances under the aggregated defined contribution plans for all Participants (determined in accordance with (i) above) and the present value of accrued benefits under the defined benefit plan or plans for all Participants, as of the Determination Date or Dates, all determined in accordance with Code Section 416 and regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an Account balance or an accrued benefit made in the 5-year period ending on the Determination Date and any Employer contribution due but unpaid as of the Determination Date.

                          (iii) For purposes of (i) and (ii) above, the value of
                 Employer Account balances and of the present value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in section 416 of the Code, and regulations thereunder, for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior Year, and of a Participant who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by that employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than these slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

                 (h) "Top-Heavy Valuation Date" - The date elected by the Employer in Item BB of the Adoption Agreement as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

         11.3 Minimum Allocation.

                 (a) Except as otherwise provided in (c) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Base Pay or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's Base Pay, allocated on behalf of any Key Employee for that Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Year because of:

                          (i) the Participant's failure to complete 1,000 Hours
                 of Service; or

                          (ii) the Participant's Base Pay being less than a
                 stated amount.

                 (b) For purposes of computing the minimum allocation, Base Pay will mean Base Pay as defined in Plan Section 2.3.

                 (c) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in Item BB of the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

                 (d) Salary Reduction Contributions and Employer Matching Contributions may not be taken into account for the purpose of Satisfying the minimum top-heavy contribution requirements for Plan Years beginning after 1988.

         11.4 Nonforfeitability of Minimum Allocation. The minimum allocation required, to the extent required to be nonforfeitable under Code section 416(b), may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D).

         11.5 Compensation Limitation. For any Plan Year in which the Plan is Top-Heavy, only the first $200,000 (or such larger amount as may be described by the Secretary or his delegate) of a Participant's annual Base Pay shall be taken into account for purposes of determining Employer contributions under the Plan.

         11.6 Minimum Vesting Schedules. For any Plan Year in which this Plan is Top-Heavy, one of the minimum vesting schedules elected by the Employer in Item BB of the Adoption Agreement will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code, except those attributable to Employee contributions, including benefits accrued before the effective date of section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Employer Account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee's Employer Account balance will be determined without regard to this Section.

         11.7 Adjustment to Maximum Benefits. If this Plan is a Top-Heavy Plan for any Plan Year beginning on or after January 1, 1984 and if the Employer maintains a defined benefit plan which could or does provide benefits to Participants in this Plan:

                 (a) If this Plan is not an Extra Top-Heavy Plan (but is a Top-Heavy Plan), then 4% shall be substituted for 3% in section 11.3(a).

                 (b) If this Plan is an Extra Top-Heavy Plan, the denominators of the Defined Benefit Fraction and Defined Contribution Fraction (as defined in Sections 9.1(c) and 9.1(d) of this Plan) shall be computed using one hundred percent (100%) of the dollar limitation instead of one hundred twenty-five percent (125%).

For any Plan Year beginning after December 31, 1983, this Plan is an Extra Top-Heavy Plan if for such Year this Plan meets the conditions set forth in
Section 11.2(f) if ninety percent (90%) is substituted for sixty percent (60%).

           ARTICLE XII - RETIREMENT, HARDSHIP, EMPLOYMENT TERMINATION
                         AND PAYMENT OF ACCOUNT BALANCES

NOTE: THE PROVISIONS OF THIS ARTICLE ARE SUBJECT TO THE PROVISIONS OF ARTICLE
XIII. PROVISIONS OF THAT ARTICLE SHALL TAKE PRECEDENCE OVER ANY CONFLICTING PROVISION HEREIN.

         12.1 Normal or Late Retirement. A Participant may retire from the employ of the Employer on or after attaining Normal Retirement Age. A Participant May continue in the employ of the Employer after attaining age 65; provided that the Participant's right to his normal retirement benefits shall be nonforfeitable upon his attainment of Normal Retirement Age.

         12.2 Early Retirement. A Participant may early retire from the employ of the Employer on or after attaining the Early Retirement Age, if any, indicated in Item CC of the Adoption Agreement; provided that a Participant who terminated employment with the Employer prior to satisfying the early retirement age requirement, but after satisfying the early retirement service requirement, shall be entitled to his early retirement benefits upon satisfaction of the age requirement.

         12.3 Disability Retirement. A Participant shall be entitled to retire from the employ of the Employer because of medically determinable disability, irrespective of his age. A Participant will be considered disabled for purposes of the Plan if, on account of total and permanent physical or mental disability, as determined by the Plan Administrator, he no longer is capable of performing the duties assigned to him by the Employer. The permanence and degree of such disability shall be supported by medical evidence.

         12.4 Hardship Distributions. Distributions on account of financial hardship shall be subject to the following requirements of this Section 12.4.

                 (a) If elected by the Employer in Item DD of the Adoption Agreement, distributions of Salary Reduction Contributions under the Plan and earnings thereon accrued prior to 1989 may be made on account of financial hardship if the distribution is necessary in light of the immediate and heavy financial needs of the Participant. Such a distribution shall not exceed the amount required to meet the immediate financial need created by the hardship and may not be made to the extent that other financial resources of the Participant are reasonably available.

                 (b) The determination of the existence of financial hardship, and the amount required to be distributed to meet the need created by the hardship, shall be made by a person or persons designated by the Employer.

                 (c) All determinations regarding financial hardship shall be made in accordance with written procedures that are established by the person or persons described in section 12.4(b) above, and applied in a uniform and nondiscriminatory manner. Such written procedures shall specify the requirements for requesting and receiving distributions on account of hardship, including what forms must be submitted and to whom. All determinations regarding financial hardship must be made in accordance with objective criteria set forth in Item DD of the Adoption Agreement. Such determinations must also comply with applicable regulations under the Code.

                 (d) Processing of applications and distributions of amounts under this section, on account of a bona fide financial hardship, must be made as soon as administratively feasible.

         12.5 Fully Vested Benefits. If a Participant retires or is retired from the employ of the Employer under Sections 12.1, 12.2 or 12.3, or dies while in the employ of the Employer, or resigns, or is dismissed (with or without cause), the entire balance in his Salary Reduction, Matching Contribution and Profit Sharing Accounts, and in his Deductible, Non-Deductible and Rollover Accounts, if any, as of the Account Valuation Date immediately preceding his termination date (after all adjustments then required under the Plan have been made) will become distributable to or for his benefit, or to or for the benefit of his Beneficiary, as the case may be, in accordance with Section 12.8 below.

         12.6 Partially Vested Benefits.

                 (a) Except as is specifically otherwise provided in this Section, if a Participant resigns or is dismissed (with or without cause) from the employ of the Employer before normal, early or disability retirement and prior to his Matching Contribution or Profit Sharing Account being fully vested under Items W and X of the Adoption Agreement, the balance in his Matching Contribution and Profit Sharing Accounts as of the date he first incurs five (5) consecutive Breaks in Service (after all adjustments then required under the Plan have been made) will be reduced to an amount determined in accordance with those Items. The balance in those Accounts after the reduction will continue to share in the earnings and losses of the Trust Fund. The balance in the reduced Accounts and the balance in his other Accounts, if any (after all adjustments then required under the Plan have been made), will become distributable to the former Participant or for his benefit, or to or for the benefit of his Beneficiary, as the case may be, in accordance with Section 12.8 below.

                 (b) Notwithstanding the provisions of the preceding sub-Section, which preclude distribution prior to the occurrence of five (5) consecutive Breaks in Service of the Matching Contribution or Profit Sharing Account interest of a terminated Participant who is not fully vested in such Account, the Employer shall, if so elected in Item EE of the Adoption Agreement, permit such pre-Break distributions to terminated Participants.

                          Subject to the further election, described in sub-Section (c), available to an Employer in Item EE-1 of the Adoption Agreement, if a pre-Break termination distribution or a hardship distribution is elected by the Employer for a Participant is who less than 100% vested in his Matching Contribution or Profit Sharing Account balance, the following general rule shall apply:

                          (i) A separate Matching Contribution or Profit Sharing
                 Account will be established for the Participant's interest in the Plan as of the time of the distribution; and

                          (ii) At any relevant time, the Participant's vested
                 and nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the formula:

                                  X=P(AB + (RxD)) - (R x D)

         For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

                 (c) If an Employer elects, in Item EE-1 of the Adoption Agreement, application of this sub-Section (c), the following special forfeiture rules shall be in effect for the Plan:

                          (i) If a Participant terminates service and the value
                 of the Participant's vested account balance derived from employer and employee contributions (other than accumulated deductible employee contributions) is not greater than $3,500, the Participant will receive a distribution of the value of his entire vested portion of such account balance and the nonvested portion will be treated as a forfeiture. However, no distribution shall be made pursuant to the preceding sentence after the first day of the first period for which an amount is received as an annuity unless the Participant and his Spouse (or the Participant's surviving Spouse) consent in writing to such distribution. If a Participant terminates service and elects (with his spouse's consent) to receive the value of his vested Account balance, the non-vested portion will also be treated as a forfeiture. If the Participant elects to have distributed less than the entire vested portion of the Account balance derived from employer contributions, the part of the nonvested portion of such account that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to employer contributions and the denominator of which is the total value of such vested employer derived account balance. For purposes of this sub-section, if the value of an employee's vested account balance is zero, the employee shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code for plan years beginning prior to January 1, 1989.

                          (ii) If a Participant receives a distribution pursuant
                 to this sub-Section and resumes employment covered under this Plan, the Participant's employer-derived account balance will be restored to its balance amount on the date of distribution, if the Participant repays to the Plan the full amount of the distribution attributable to employer contributions on or before he incurs five (5) consecutive Breaks in Service following the date of distribution.

                 (d) If the value of a Participant's vested account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The plan administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

                          Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to Section 13.5 of the plan, only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this plan if the plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) within the same controlled group. An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of normal retirement age or age 62. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first plan year beginning after December 31, 1988, the Participant is vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code.

                 (e) Notwithstanding the provisions of the consent requirements of sub-Sections (c) and (d) above, the consent of the Participant's spouse shall not be required in the event (1) the Plan is a profit sharing plan, (2) the Participant cannot or does not elect payments in the form of a life annuity, (3) with respect to such Participant, the Plan is not a direct or indirect transferee (in a transfer after December 31, 1984) of a plan to which the joint and survivor annuity and pre-retirement annuity provisions otherwise apply as provided in section 401(a)(11) of the Code and (4) on the Participant's death the Participant's vested account balance is payable to the Participant's surviving spouse, or if such spouse is dead or consents thereto, to the Participant' designated beneficiary.

         12.7 Request Regarding Method of Payment. Upon a Participant's entitlement to payment of benefits under this Article, he shall make application for payment in such manner as the Plan Administrator may require and subject to such conditions as the Plan Administrator may provide. His election shall specify:

                 (a) whether he wishes payment of his benefits to be made as of the date of such entitlement or to be deferred to the extent provided below, and (b) which of the methods provided below for payment of his benefits he would prefer. The Plan Administrator shall follow a Participant's Beneficiary designation and may follow the method of payment, if any, selected by the Participant in the case of a distribution on account of the Participant's death.

         12.8 Permissible Payment Methods. Subject to the requirements of
Article XIII, the Plan Administrator may direct the Trustee to distribute the Participant's benefits in any one or more of the following methods:

                 (a) In a lump sum;

                 (b) In periodic payments over the life of the Participant;

                 (c) In periodic payments over the lives of the Participant and his Beneficiary;

                 (d) In installment payments over a period not exceeding the life expectancy of the Participant; or

                 (e) In installment payments over a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary.

Any annuity contract distributed under the Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the plan to a Participant or spouse shall comply with the requirements of this plan. If the Employer elects Item II of the Adoption Agreement, the optional forms of benefit shall be (b), (c), (d) and (e). Otherwise, the optional forms of benefit shall be (a), (c), (d) and (e) if the Participant is not married and (a), (b), (d) and
(e) if the Participant is married.

         12.9 Commencement of Benefits. Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

                 (a) the Participant attains Normal Retirement Age;

                 (b) occurs the 10th anniversary of the Year in which the Participant commenced participation in the Plan; or

                 (c) the Participant terminates service with the Employer. Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 12.6(d) of the plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

         12.10 Special Distribution Rule. If elected under Item KK-l of the Adoption Agreement, Salary Reduction Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions and income allocable to such amounts may be distributed to a Participant upon his attainment of age 59-1/2 even though his employment has not then been terminated.

                 ARTICLE XIII - JOINT AND SURVIVOR ANNUITY RULES

NOTE: THE PROVISIONS OF THIS ARTICLE SHALL TAKE PRECEDENCE OVER ANY CONFLICTING PROVISIONS OF ARTICLES XII, XIV AND XV, OR OF ANY OTHER ARTICLES, IN THIS PLAN.

         13.1 Applicability. Except as provided with respect to certain Plans described in Section 13.5, the provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with an Employer on or after August 23, 1984, and to Participants described in Section 13.6.

         13.2 Definitions. Terms used in this Article shall have the following meanings:

                 (a) "Election Period" - The period which begins on the first day of the Plan Year in which a Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, the Election Period will begin on the date of separation. A participant who will not yet attain age 35 as of the end of any current plan year may make a special qualified election to waive the qualified Preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the plan year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified Preretirement survivor annuity in such terms as are comparable to the explanation required under section 13.4. Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the plan year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

                 (b) "Earliest Retirement Age" - The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                 (c) "Qualified Election" - A waiver of a Qualified Joint and Survivor Annuity or of a Qualified Preretirement Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's Spouse. The Spouse's consent to a waiver must be witnessed by the Plan Administrator, the Plan Administrator's representative or a notary public, the spouse's consent must acknowledge the effect of the election, and must be limited to a benefit for a specific alternate beneficiary. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator or the representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this Provision will not be valid with respect to any other Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any new waiver or change of beneficiary will require a new spousal consent. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 13.4.

                 (d) "Qualified Joint and Survivor Annuity" - An immediate annuity for the life of the Participant with an annuity for the life of the Surviving Spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested Employer Account balance.

                 (e) "Qualified Preretirement Survivor Annuity" - The annuity described in sub-Section 13.3(b) below.

                 (f) "Spouse (Surviving Spouse)" - The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as described in section 414(p) of the Code.

         13.3 General Requirements. The following rules shall be applied in administration of the distribution provisions of this Plan:

                 (a) Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the annuity starting date, the value of a Participant's vested account balance will be paid in the form of a Qualified Joint and Survivor Annuity in the case of a married Participant, and in the form of a life annuity in the case of an unmarried Participant. As used herein, the term "annuity starting date" shall mean the date an amount is payable as an annuity and the term "vested account balance" shall mean the aggregate value of the Participant's vested account balances derived from employer and employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The foregoing provisions shall apply to a Participant who is vested in amounts attributable to employer contributions, employee contributions (or both) at the time of death or distribution.

                 (b) Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the annuity starting date, then the value of the Participant's vested account balance shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed immediately.

         13.4 Notice Requirements.

                 (a) In the case of a Qualified Joint and Survivor Annuity. the Plan Administrator shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each Participant within a reasonable period prior to the commencement of benefits, a written explanation of:

                          (i) the terms and conditions of a Qualified Joint and
                 Survivor Annuity;

                          (ii) the Participant's right to make, and the effect
                 of, an election to waive the Qualified Joint and Survivor Annuity form of benefit;

                          (iii) the rights of a Participant's Spouse; and

                          (iv) the right to make, and the effect of a revocation
                 of a previous election to waive the Qualified Joint and Survivor Annuity.

                 (b) In the case of a Qualified Preretirement Survivor Annuity, the Plan Administrator shall provide each Participant within the applicable period for each such Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 13.4(a) applicable to a Qualified Joint and Survivor Annuity. The applicable period for a participant is whichever of the following periods ends last: (i) the period beginning with the first day of the plan year in which the Participant attains age 32 and ending with the close of the Plan year preceding the plan year in which the participant attains age 35; (ii) a reasonable period after the individual becomes a participant; (iii) a reasonable period after sub-Section 13.4(c) ceased to apply to the participant; (iv) a reasonable period after this article applies to the participant. Notwithstanding the foregoing, notice must be provided within a reasonable period after separation from service in the case of a participant who separates from service before attaining age 35. For purposes of applying the preceding provisions of this sub-Section, a reasonable period ending after the enumerated events described in (ii),
         (iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ,ending one year after that date. In the case of a Participant who separates from service before the plan year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the employer, the applicable period for such Participant shall be redetermined.

                 (c) Notwithstanding the other requirements of sub-Sections (a) and (b), the respective notices prescribed thereunder need not be given to a Participant if (1) the Employer's Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and (2) the plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this
         Section 13.4, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

         13.5 Special Rule for Profit Sharing Plans. Subject to the transitional rules of Section 13.6, the requirements of the preceding Sections of this Article shall not apply if the provisions of this Section are satisfied. This section shall apply to a Participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are-satisfied.

                   (a) In general, the Article need not apply if, as a result of the Employer's election in Item II of the Adoption Agreement the following two conditions are met:

                          (i) the Participant may not elect payments in the form
                 of a life annuity, and

                          (ii) upon the death of the Participant, the
                 Participant's vested account balance(s) will be paid to the Participant's Surviving Spouse, or, if there is no Surviving Spouse or if the Surviving Spouse has already consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary.

         The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the plan governing the adjustment of account balances for other types of distributions. The Participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfies the conditions of section 13.2(c) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity. For purposes of this Section 13.5, vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code. In the case of a profit-sharing plan, vested account balance shall have the same meaning as provided in section 13-3.

                 (b) This Section shall not be satisfied with respect to an individual Participant if it is determined that the Plan is a direct or indirect transferee of a defined benefit plan. money purchase pension plan (including a target benefit plan), stock bonus, or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant. In addition, this Section shall not apply unless the Participant's Spouse is the beneficiary of insurance on the Participant's life purchased by Employer contributions or forfeitures allocated to the Participant's Employer Account.

         13.6    Transitional Rules.

                 (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by this Article must be given the opportunity to elect to have the Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976, and if such Participant had at least ten (10) Years of Vesting Service when he separated from service.

                 (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with sub-Section 13.6(d) below.

                 (c) The respective opportunities to elect (as described in sub-Sections (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

                 (d) Any Participant who has elected pursuant to sub-Section
         (b), who does not elect under sub-Section (a) or who meets the requirements of sub-Section (a) except that such Participant does not have at least ten (10) Years of Vesting Service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                          (i) Automatic Joint and Survivor Annuity: If benefits
                 in the form of a life annuity become payable to a married Participant who:

                                  (A) begins to receive payments under the plan
                          on or after Normal Retirement Age; or

                                  (B) dies on or after Normal Retirement Age
                          while still working for the Employer; or

                                  (C) begins to receive payments on or after the
                          Qualified Early Retirement Age; or

                                  (D) separates from service on or after
                          attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                 then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the period beginning at least six (6) months before the Participant attains Qualified Early Retirement Age and ending not more than ninety
                 (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                          (ii) Election of Early Survivor Annuity: A Participant
                 who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect to have a survivor annuity payable to his Spouse upon the occurrence of his death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election may be made during the period beginning on the later of the 90th day before the Participant attains the Qualified Early Retirement Age or the date on which participation begins, and ending on the date the Participant terminates employment.

                 (e) Solely for purposes of this Section, (1) "Qualified Early Retirement Age" means the latest of:

                           (i) the earliest date, under the Plan, on which the
                 Participant may elect to receive retirement benefits;

                           (ii) the first day of the 120th month beginning
                 before the Participant reaches Normal Retirement Age; and

                           (iii) the date the Participant begins participation;

         and (2) "Qualified joint and survivor annuity" is an annuity for the life of the Participant with a survivor annuity for the life of the spouse as described in Section 13.2(d) of this Article.

                                  ARTICLE XIV -
         MINIMUM AMOUNTS TO BE DISTRIBUTED AND TIMING OF DISTRIBUTIONS

NOTE: THE PROVISIONS OF THIS ARTICLE ARE SUBJECT TO THE PROVISIONS OF ARTICLE
XIII. PROVISIONS OF THAT ARTICLE SHALL TAKE PRECEDENCE OVER ANY CONFLICTING PROVISION HEREIN.

                 14.1 General Rule. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date. Distribution of the Account balances of a Participant other than an Employee described in Section 14.2 will commence by April 1 of the calendar year following the calendar year in which such Participant attains age 70-1/2. For calendar years beginning after December 31, 1988, the minimum distribution to be made for each calendar year starting with the calendar year in which such Participant attains age 70-1/2 (each such year being referred to in this Article as a "distribution calendar year") shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in section 14.3 as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2 or in any other manner which assures that minimum distributions shall continue to be made in accordance with section 401(a)(9) and the proposed regulations thereunder. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder. A Participant's benefit shall mean the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. For purposes of the preceding sentence, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

         14.2 Exception for Certain Non-Five Percent Owners. The provisions of
Section 14.1 shall not apply to any individual who has attained age 70-1/2 before January 1, 1988, unless that individual is a 5% owner (as defined in section 416(i) of the Code) at any time during (a) the plan year ending with or within the calendar year in which such owner attains age 66-1/2, and (b) any subsequent plan year. The distribution of the Account balances of the non-5% owner described in the preceding sentence will commence by April 1 of the calendar year following the later of the calendar year in which he attains age 70-1/2 or the calendar year in which he retires. If an individual who has not retired becomes a 5% owner after the year in which he attains age 70-1/2, the distribution of his Account balances will commence by April 1 of the calendar year following the calendar year in which he becomes a 5% owner. The minimum distribution for such an individual described in either of the two preceding sentences will be calculated in the manner set forth in Section 14.1 as if the individual's date of retirement or becoming a 5 percent owner was the date of his attainment of age 70-1/2. Once distributions have begun to a 5 Percent owner under this Section, they must continue to be distributed even if the Participant ceases to be a 5 percent owner in a subsequent year. The required beginning date of a Participant who is not a 5 percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

         14.3    Life Expectancy Measurement.

                 (a) The life, or joint life and last survivor, expectancy periods of a Participant described in Section 14.1 will be determined as of the year in which that Participant attains age 70-1/2. The life, or joint life and last survivor, expectancy period elected by the Participant shall thereafter be reduced by one for each calendar year commencing after his distribution calendar year.

                 (b) The life, or joint life and last survivor, expectancy periods of a Participant described in Section 14.2 will be determined as of the year in which that Participant attains age 70-1/2 or such later age as he may have attained (counted in whole years) on the date he retires or becomes a 5% owner. The life, or joint life and last survivor, expectancy period elected by such person will thereafter be reduced by one for each calendar year commencing after the year determined in the preceding sentence which is applicable to him.

                 (c) Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. Notwithstanding the provisions of Sections 14.3(a), 14.3(b) and 16.2(c) the expectancy periods of a Participant and of the Participant's spouse shall be redetermined on an annual basis only if such annual redetermination is elected by the Participant (or in the event of the Participant's death, by the Participant's surviving spouse) on or before the relevant Required Election Date. Any such election shall be irrevocable, in written form satisfactory to the Plan Administrator, signed and dated by the Participant or surviving spouse, as the case may be, and filed with the Plan Administrator (a copy thereof being retained by the Participant or surviving spouse). The term "Required Election Date" means the later of the following dates: (a) the date of the first required distribution for a Participant or surviving spouse Beneficiary," as the case may be. from the Plan as provided in the Internal Revenue Code and the Regulations thereunder and (b) such later date, if any, as may be established as the appropriate deadline date for such purposes by the Internal Revenue Service.

                 (d) The life expectancy of a non-spouse Beneficiary may not be redetermined as provided in the preceding sub-Section. For calendar years beginning before January 1, 1989, if the Participant's house is not the designated Beneficiary, the method of distribution selected hereunder must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                 (e) For minimum distribution Purposes, designated Beneficiary shall mean an individual who is designated as the beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the proposed regulations thereunder.

         14.4    Transitional Rule.

                 (a) Notwithstanding the provisions of the preceding three Sections and subject to the requirements of Article XIII, distribution on behalf of any Participant may be made in accordance with the following requirements (regardless of when such distribution commences):

                          (i) The distribution is one which would not have
                 disqualified the Plan under section 401(a)(9) of the Code as in effect prior to its amendment by the Deficit Reduction Act of 1984.

                          (ii) The distribution is in accordance with a method
                 of distribution designated by the Participant whose interest is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

                          (iii) Such designation was in writing, was signed by
                 the Participant or the Beneficiary, and was made before January 1, 1984.

                          (iv) The Participant had accrued a benefit under the
                 Plan as of December 31, 1983.

                          (v) The method of distribution designated by the
                 Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made and, in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

                 (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

                 (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements of (a) above.

                 (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of "the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly. In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the proposed regulations shall apply.

         14.5 Construction and Interpretation. The foregoing provisions of
Article XIV shall be construed and interpreted in accordance with the requirements of Code section 401(a)(9) and proposed regulations promulgated thereunder. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984.

                       ARTICLE XV - LOANS TO PARTICIPANTS

         15.1 General. The provisions of this Article XV shall apply to loans made, renewed, renegotiated, modified or extended after December 31, 1986. If Item FF of the Adoption Agreement so permits, the Plan Administrator may direct the Trustee to lend a Participant an amount not in excess of 80% of the vested portion of his Salary Reduction, Matching Contribution and Profit Sharing Accounts as of the date on which the loan is approved. All loans shall be subject to the approval of the Plan Administrator which shall thoroughly investigate each application for a loan.

In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

                 (a) An application for a loan by a Participant shall be made in writing to the Plan Administrator, whose action thereon shall be final.

                 (b) The period of repayment for any loan shall be arrived at by mutual agreement between the Plan Administrator and the borrower, but such period shall not exceed five (5) years except in the case of a loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant, in which case the repayment period shall not exceed 15 years.

                 (c) Each loan shall be secured by the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's promissory note for the amount of the loan, including interest, payable to the order of the Trustee. The Trustee may, in its discretion, request additional collateral from a Participant if the Trustee feels at any time that such Participant's loan is not, adequately secured.

                 (d) Each loan shall bear interest at a reasonable rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged. The Plan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates, if, in the opinion of the Plan Administrator, the difference in rates is justified by a change in general economic conditions. Each loan shall bear interest at an effective annual percentage rate which is not less than 1/2 of 1% above the base rate currently being charged by the Trustee in its commercial banking business, provided that such rate does not violate any applicable usury laws. Except to the extent otherwise provided in valid governmental regulations, borrowers shall be required to repay any loan made pursuant to this Section on a substantially level amortization basis, with payments made at least quarterly over the term of the loan.

                 (e) No distribution shall be made to any Participant or former Participant or to a Beneficiary of any such Participant unless and until all unpaid loans, including accrued interest thereon, have been liquidated. In addition, it is here specifically provided that, upon a Participant's default or failure to make any required payment in a timely manner, the Trustee shall have the discretion and authority to offset such defaulted or unpaid amount against such Participant's Plan interest, provided, however, that in the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

                 (f) The Employer shall elect, in Item FF of the Adoption Agreement, whether Participant loans should be held as general Trust Fund assets or assets of the borrowing Participants' own Accounts.

                 (g) To obtain a loan, a Participant must obtain the consent of his Spouse, if any, during the ninety (90) day period before the time any part of the Participant's interest in the Trust Fund is used as security for the loan. A new consent is required if such interest in the Trust Fund is used for any increase in the amount of security. Such consent shall comply with the requirements of the consent to a Qualified Election (as that term is defined in sub-Section 13.2(c)). Any such consent shall be deemed to meet any requirements contained in such sub-Section relating to the consent of a subsequent spouse.

                 (h) Loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to highly compensated employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other employees.

                 (i) No loans will be made to any Owner-Employee or Shareholder-Employee. For purposes of this requirement, a Shareholder Employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within in the meaning of section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5 percent of the outstanding stock of the corporation.

                 (j) If a valid spousal consent has been obtained in accordance with (g), then, notwithstanding any other provision of this Plan, the Portion of the Participant's vested account balance used as a security interest held by the plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

         15.2 Special Limitations. In addition to any other limits, the total amount of loans outstanding with respect to a Participant from this Plan and all other qualified plans of the Employer (collectively, the "plans") may not exceed the lesser of the following limits:

                          (i) $50,000, less the excess, if any, of (a) the
                 highest outstanding balance of loans from the plans to the Participant during the 1-year period ending on the day before such loan was made, over (b) the outstanding balance of loans from the plans on the date on which such loan was made, or

                           (ii) 50% of the value of the Participant's vested
                 Employer Account balance (but not less than $10,000).

                          ARTICLE XVI - DEATH BENEFITS

NOTE: THE PROVISIONS OF THIS ARTICLE ARE SUBJECT TO THE PROVISIONS OF ARTICLE
XIII. PROVISIONS OF THAT ARTICLE SHALL TAKE PRECEDENCE OVER ANY CONFLICTING PROVISION HEREIN.

         16.1 Designation of Beneficiaries. Each Participant (or the Participant's surviving spouse who is the Participant's Beneficiary), by signing a form furnished by the Plan Administrator, may from time to time designate as his Beneficiary any person or persons (who may be designated concurrently, contingently or successively) to whom his benefits under the Plan are to be paid if he dies before he receives all of such benefits. A beneficiary designation form will be effective only when the form is filed in writing with the Plan Administrator (or a person duly designated by the Plan Administrator) while the Participant is alive and will cancel all beneficiary designation forms previously signed and filed by the Participant. If a Participant failed to designate a Beneficiary before his death as provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant, his Beneficiary shall be, in the following order of priority: his surviving spouse, his surviving children (including adopted children), his surviving parents or his estate. If, under the preceding sentence, the Beneficiary consists of a class of two or more persons, such persons shall share equally in benefits under the Plan. If a Beneficiary is a natural person who dies after the Participant's death, such person's estate shall be substituted for such person as Beneficiary. If the Plan Administrator cannot determine whether a designated Beneficiary survived a Participant, it shall be conclusively presumed that the Beneficiary died before the Participant distributed to his Beneficiary or Beneficiaries within five (5) years after the date of his death. The five-year rule set forth in the Preceding sentence shall not apply if:

                           (i) any portion of the Participant's interest is
                 payable to or for the benefit of a designated Beneficiary;

                           (ii) the portion of the Participant's interest to
                 which the Beneficiary is entitled will be distributed over a period not extending beyond the life or life expectancy of the Beneficiary; and

                           (iii) the distributions commence no later than one
                 (1) year after the date of the Participant's death (or such later date as may be permitted under the Code and regulations thereunder).

         In addition, if the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with the foregoing shall not be earlier than the later of
         (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Participant has not made an election pursuant to this section as to the method of distribution by the time of his or her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier or (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

                 (b) If distributions have commenced to the Participant before the Participant' s death, distributions to the Participant's surviving spouse, Beneficiaries or estate will continue to be distributed at least as rapidly as under the method selected by the Participant.

                 (c) For purposes of this Section, payments will be calculated by use of the return multiples specified in section 1.72-9 of the Income Tax Regulations. Life expectancy of a surviving spouse may be recalculated annually. In the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences and payments for any 12-consecutive month period will be based on such life expectancy minus the number of whole years passed since distributions first commenced.

                 (d) Any amount paid as a death benefit to a child of the Participant will be treated as if it had been paid to the surviving spouse, if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

     ARTICLE XVII - NON-ALIENATION OF BENEFITS AND FACILITY OF DISTRIBUTION

         17.1 General Rule. No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. Notwithstanding the terms of the preceding sentence, the following rules shall apply with respect to domestic relations orders:

                          (i) The terms of the general rule Stated above shall
                 also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order entered after December 31, 1984, unless such order is determined to be a qualified domestic relations order, as defined in section 414(p) of the Code.

                          (ii) A domestic relations order entered prior to
                 January 1, 1985, will be treated as a qualified domestic relations order (as described in (i) above) if payment of benefits pursuant to the order has commenced as of such date. If payment of benefits has not commenced as of such date, the Plan Administrator may, in its sole discretion, determine that such an order be treated as a qualified domestic relations order, even though the order does not satisfy the requirements of section 414(p) of the Code.

         17.2    Missing Participants or Beneficiaries.

                 (a) Each Participant and each Beneficiary designated by the Participant must file with the Plan Administrator from time to time in writing his address and each change of address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last address filed with the Plan Administrator, or if no address is filed with the Plan Administrator then at his last address as shown on the Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Plan Administrator nor the Trustee shall be required to search for or locate a Participant or Beneficiary.

                 (b) If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

                             ARTICLE XVIII THE TRUST

         18.1 Trustee. The Trustee shall receive, hold, invest, administer and distribute Plan's Trust Fund in accordance with the provisions of the Plan as herein set forth. The interests of each Plan in the assets of the Trust shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of that Plan.

         18.2 Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Plan, which shall be available at all reasonable times for inspection or audit by any person designated by the Employer and by any other person or entity to the extent required by law.

         18.3 Cash Basis for Accounts. All accounts of the Trustee shall be kept on a cash basis except as otherwise herein provided.

         18.4 Annual Reports. As soon as practicable following the close of each Plan Year and following the effective date of the termination of the Plan (and in no event more than 120 days thereafter), the Trustee shall file with the Employer a written report setting forth all transactions with respect to its Plan's Trust Fund during such Fiscal Year or during the period from the close of the last Fiscal Year to the date of such termination and listing the assets of the Trust Fund and the market value thereof as of the close of the period covered by such report. The Trustee shall also provide the Employer and the Plan Administrator with such other information in its possession as may be necessary for the Employer to conform with the requirements of section 103 of the Employee Retirement Income Security Act of 1974 ("ERISA").

         18.5 Investment of the Trust Fund. Except as otherwise provided in the Plan, the net income and profits of the Trust shall be accumulated, added to the principal of the Trust and invested and reinvested therewith as a single fund. The Trustee is authorized to invest the Trust Fund in such bonds, notes, debentures, options to purchase property, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks (including stock of or issued by the Trustee), mutual funds, or in such other property, real or personal, within the United States, as the Trustee may deem advisable, subject to the provisions of sections 402 and 406 of ERISA. The Trustee in its discretion may hold in cash such portion of the Trust Fund as it deems reasonable under the circumstances, pending investment or payment of expenses or distribution of benefits.

         18.6 Investment Funds. With respect to the Trust Fund, the Trustee may establish separate Funds (herein called "Investment Funds"). The Trustee shall hold, manage, administer, value, invest, reinvest, distribute, account for and otherwise deal with each such Fund separately. Such Investment Funds shall be those selected from time to time by the Plan Administrator, and may include (1) an Equity Fund, (2) a Fixed Income Fund, (3) a Money Market Fund, (4) a Fund which invests primarily in quality investment contracts issued by insurance companies and/or banks and savings and loan associations, (5) a Fund which invests primarily in stock of an Employer or an affiliate of such Employer and
(6) any other form or type of Investment Fund (meeting the requirements of applicable law) designated by the Plan Administrator from time to time by written notice to the Trustee. Except as otherwise provided with respect to any Investment Fund established by the Plan Administrator, all or any part of an Investment Fund may, in the discretion of the Trustee, be invested in any comparable fund (herein called "NCB Collective Fund") now or hereafter established under the trust instrument entitled "Declaration of Trust Establishing The National City Bank of Cleveland Investment Fund for Retirement Trusts" and executed by The National City Bank of Cleveland (now known as National City Bank) on December 4, 1956, as such trust instrument has been and may be amended, or in any comparable fund established under a collective investment trust maintained by the Trustee or any other bank or trust company which is affiliated with the Trustee ("Other Trust") so long as the trust established by such instrument in which the assets are so held and all trusts participating therein in accordance with the terms thereof are qualified and exempt under sections 401(a) and 501(a), respectively. of the Code, as amended, and, to the extent of the equitable share of any Investment Fund in such NCB Collective Fund or Other Trust, the terms of the instrument establishing the NCB Collective Fund or Other Trust, as said instrument has been or may be amended, and the collective trust established thereby, shall be deemed part of the Plan and this Agreement. Whether a particular investment, is within the category of one or another of such Investment Funds shall be determined by the Trustee solely in its discretion.

         18.7 Trustee Powers. The Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan or by law:

                 (a) To retain, manage, improve, repair, operate and control any assets of the Trust;

                 (b) To sell, convey, transfer, exchange, partition, grant options with respect to, lease for any term (even though such terms extend beyond the duration of the Trust or commence in the future), mortgage, pledge or otherwise deal with or dispose of any asset of the Trust Fund in such manner, for such consideration and UD on such terms and conditions as the Trustee, in its discretion, shall by determine;

                 (c) To invest the Trust in deposits which bears reasonable interest rate in the bank acting as Trustee;

                 (d) To employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Trust or the assets thereof and to pay them reasonable compensation;

                 (e) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

                 (f) To borrow money for the Trust from anyone (other than a "party in interest" (as defined in section 3(14) of ERISA)), with or without giving security from the Master Trust;

                 (g) To vote any corporate stock either in person or by proxy for any purpose; to exercise any conversion privilege, subscription right or any other right or option given to the Trustee as the owner of any security owned by the Trust and to make any payments incidental thereto; to consent to, take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust;

                 (h) To organize and incorporate (or participate in the organization or incorporation of), under the laws of any state, a corporation for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire for the Trust and to exercise with respect thereto any of the powers, rights and duties it has with respect to other assets of the Trust;

                 (i) To carry any investment held in the Trust Fund in bearer form; to cause such investments to be registered and carried in its own name or in the name of a nominee, with or without disclosing any fiduciary relationship; to permit investments of the Trust to be held in a depository. with such holding permitted to be in bearer form or registered and carried in the name of the depository or the depository's nominee; provided that, the records of the Trust clearly show the ownership of such investments to be in the Trustee; and to exercise any of the powers and rights of an individual owner with respect to any property of the Trust and to do all other acts in its judgment necessary or desirable for the proper administration of the Trust although the power to do such acts is not specifically set forth herein.

         18.8    Participant Direction of Investments.

                 (a) To the extent that separate Investment Funds are established for a Plan and if elected by the Employer, in Item GG of the Adoption Agreement for such Plan, a Participant shall be permitted to direct the investment of the Account or Accounts designated in such Item. In such event, all investment experience of the directed investments shall be credited to or charged against sub-accounts maintained under the Participant's individual Account or Accounts.

                 (b) A Participant's individually-directed sub-account(s) shall be established as of the first business day following a Valuation Date, or such other date as may be approved by the Plan Administrator, if the Trustee has received, at least ten (10) days prior to such date, signed written directions from the Participant which have been forwarded to the Trustee by way of the Plan Administrator. By directing such investment, the Participant agrees to indemnify and hold harmless the Trustee from any and all claims and costs arising from said individual direction, unless due to willful misconduct on the part of the Trustee.

                 (c) A Participant who elects to direct the investment of his Accounts shall have the right to direct the Trustee to invest cash in his Accounts in any Investment Fund, as is available for investment, as he may choose; provided, however, that the Trustee may, in its discretion, temporarily retain in cash or cash balances or in a savings account or in short term government obligations or commercial paper, such portion of a Participant's individual investment sub-account as it may deem advisable pending written instructions from the Participant. Such an investment choice made by a Participant shall remain in effect and be applicable to all subsequent contributions to his accounts unless and until a new investment choice is made by him and becomes effective. However, only one new investment choice may be made by a Participant in the period of time elected by the Employer in Item GG of the Adoption Agreement.

                 (d) Each Participant shall have the right to change his investment option previously made as to the investment of his accounts, provided, such an investment change may only be made once in the period of time elected by the Employer in Item GG of the Adoption Agreement.

                 (e) An investment choice or change pursuant to this Section may only be made on a form approved by the Employer, signed by the Participant and filed with the Trustee. Such an election by a Participant filed with the Trustee shall be carried out in accordance with the provisions of paragraph (b) of this Section, at the time and in the manner set forth therein.

                 (f) The Trustee shall not be liable for the purchase, retention, or sale of any investment or reinvestment, made by it for a Participant's individual investment sub-account(s) while following the written directions of the Participant, nor shall the Trustee be liable for any loss or by reason of any breach of trust which results from such Participant's exercise of control over the assets of his Accounts.

                 (g) The Trustee shall be entitled to additional fees for maintaining and administering a Participant's individual investment sub-accounts. Such additional Trustee compensation and expenses may be paid by the Employer or may be charged to each Participant's individual investment sub-account, as directed by the Employer in Item GG of the Adoption Agreement. Until paid, such expenses shall constitute a charge upon the Participant's Account. If charged, each Participant's Account shall be charged for those additional expenses incurred in its maintenance.

         18.9 Insurance. If the Employer elects to allow the Trustee to purchase life insurance contracts, pursuant to Item HH of the Adoption Agreement, the Trustee may, if requested to do so by the Participant, purchase life insurance contracts for the benefit of the Participant and his Beneficiary, and premiums for such contracts will be charged against the Participant's Trust Accounts.

                 (a) The contracts shall be owned and held by the Trustee and the Trustee shall be the beneficiary of all such contracts. The Trustee shall pay the proceeds of any insurance contracts held under this Plan to the Beneficiary or Beneficiaries designated pursuant to Section 16.1 of the Plan. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums.

                 (b) If an ordinary life type contract is purchased, the aggregate of premiums shall be less than 50% of the aggregate of the Employer contributions and forfeitures allocated for such Participant at any particular time. If a term life, universal life or other nonordinary life contract is purchased, the aggregate of premiums shall be less than 25% of the aggregate of the Employer contribution and forfeitures allocated for such Participant at any particular time. If both ordinary and non-ordinary life insurance contracts are purchased the amount expended for the term insurance premiums plus one-half the amount expended for the ordinary life insurance premiums may not in the aggregate exceed 25% of the aggregate of the Employer's contributions and forfeitures allocated for such Participants at any particular time. Subject to the provisions of Article XIII, the Trustee shall convert the entire value, if any, of the life insurance contract into cash or an annuity, or shall distribute the contract to the Participant, upon commencement of benefits, so that no portion may be used to continue life insurance protection beyond retirement.

                 (c) If at any time the Participant's current allocable share plus other assets in his Salary Reduction, Matching Contribution and Profit Sharing Accounts will not permit the payment of the Premium or a portion of the premium within the limitations of (a) above, the Participant shall be given the opportunity to pay such premium from personal funds or from his Non-Deductible Employee Account or to purchase the contract for its cash value. If the contract is purchased by the Participant, the Trustee will transfer ownership of the contract to the Participant and credit his appropriate Account(s) with the purchase price. If none of these alternatives is effected, the contract shall be retained under the Trust on a lapsed paid-up basis or reduced to accommodate a lower premium which will meet the limitations of (a) above, with any cash values released being credited to the appropriate Participant Account.

                 (d) Any dividends or credits earned under contracts for a Participant shall be allocated to the appropriate Participant Account(s).

                 (e) A Participant, upon whose life a contract has been issued, may direct the Trustee to include a Waiver of Premium option in his contract. In no event shall the cost of such option exceed the limits of sub-Section (a).

                 (f) The Trustee shall apply for and will be the owner of any insurance contract purchased under the terms of the Plan. Such contracts must provide that proceeds will be payable to the Trustee. The Trustee, however, will be required to pay all such proceeds of such contracts to the Participant's designated Beneficiary, in accordance with the distribution provisions of Articles XIII and XVI herein. A Participant's Spouse (as described in sub-Section 13.2(f)) will be the designated Beneficiary of the proceeds in all circumstances, unless a Qualified Election (as defined in sub-Section 13.2(c)) has been made in accordance with Article XIII. Under no circumstances shall the trust fund retain any part of the proceeds. In the event of any conflict between the provisions of this Plan and the terms of an insurance policy or contract issued, the provisions of this Plan shall control.

         18.10 Consultation With Counsel. The Trustee may consult with legal counsel, who may be counsel for an Employer, in respect to any of its rights, duties or obligations hereunder.

         18.11 Compensation and Expenses. All reasonable costs, charges and expenses incurred by the Trustee in connection with its administration of each Trust Fund, including fees for legal services rendered to the Trustee and such reasonable compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee may be paid by the Employer, but if not paid by the Employer shall be paid from that Trust Fund.

         18.12 Employer Information. Any written direction or communication from the Employer or Plan Administrator to the Trustee shall constitute a certification that the content of such direction or communication (including directions or communications concerning allocations, balances or other Account information) is proper and correct and is of a type which the Employer or Plan Administrator is authorized to issue under the Plan and Trust. The Trustee may rely on the accuracy of such directions and communications and shall not be required to make further investigation or inquiry concerning the content thereof. No direction or communication shall be binding upon the Trust or the Trustee until such time as it is received by the Trustee.

               ARTICLE XIX - APPOINTMENT OF AN INVESTMENT MANAGER

         19.1 Appointment. The Employer shall have the authority to appoint from time to time with respect to any portion of the property of the Trust Fund that is allocated to a subsidiary fund, as herein provided, an Investment Manager meeting the requirements of section 3(38) of the Employee Retirement and Income Security Act of 1974 ("ERISA"). Such appointment shall be evidenced by a written instrument signed and authorized by the Employer and the Investment Manager, and shall be delivered to the Trustee. Such written instrument shall acknowledge the appointment of the Investment Manager and identify the portion of the property of the Trust Fund allocated to the subsidiary fund and shall contain an acceptance by the Investment Manager of its appointment, an acknowledgment by the Investment Manager of its status as a fiduciary with respect to the Plan and such other terms and provisions consistent with the terms of the Plan as may be approved by the Employer. It shall also state whether the Investment Manager, the Trustee or any other party is to have custody of the property of the subsidiary fund. The appointment of any Investment Manager may be terminated at any time by the Employer, such termination to be evidenced by a written instrument signed by the Employer and delivered to the Trustee and to the Investment Manager. The Employer may appoint separate Investment Managers for separate subsidiary funds.

         19.2 Creation of Subsidiary Fund. Whenever an Investment Manager is appointed, the Trustee shall create a subsidiary fund within the Trust consisting of that portion of the Trust Fund for which the Investment Manager is to have authority and responsibility hereunder. A subsidiary fund may consist of all or any portion of the property of the Trust Fund. Any subsidiary fund created hereunder shall be so designated on the books and in the records maintained by the Trustee and shall be separately accounted for by the Trustee, but no physical segregation of the property thereof shall be required if the Trustee is to continue to have custody of the property of the subsidiary fund. A subsidiary fund may be dissolved by the Trustee upon termination of the appointment of the Investment Manager.

         19.3 Fund Management. So long as the appointment of an Investment Manager is in effect, such Investment Manager shall have, with respect to the subsidiary fund for which it has been appointed, the exclusive authority and responsibility to invest, or to direct the Trustee in the investment of, the assets of such Fund, in the same categories of investments as the Trustee is authorized to invest under the terms of this Plan and Trust.

         19.4 No Trustee Responsibility. So long as an appointment of an Investment Manager is in effect, the Trustee shall have no authority or responsibility to exercise the powers otherwise conferred upon it under Sections 18.1, 18.5 and 18.7 with respect to the subsidiary fund for which such Investment Manager has been appointed, except in accordance with written instructions received by the Trustee from such Investment Manager.

         19.5 Investment Procedure. The Employer shall specify in writing to the trustee and to any Investment Manager whether the Trustee or the Investment Manager (or a separate custodian) shall place the buy and sell orders with the brokers or other persons through whom such transactions shall be accomplished on behalf of the subsidiary fund (the placement of the buy and sell orders being herein called "trading"). If the Employer shall specify that the Trustee shall do the trading, then the Trustee shall cause the subsidiary fund to be invested, reinvested, sold, or otherwise disposed of only as directed in writing by such Investment Manager. If the Employer shall specify that the Investment Manager shall do the trading, then the Trustee's sole duty and obligation relating to the investment of the subsidiary fund shall be to accept and pay for any property of any nature whatsoever which it is directed in writing by the Investment Manager to accept and pay for, and to deliver against payment therefor any property of any nature whatsoever which it holds and is directed in writing by such Investment Manager to deliver against payment therefor. The Trustee shall use its best efforts to consummate any such acceptance and payment or delivery against payment as it may be so directed to do; provided, however, that the Trustee shall not be required to accept delivery of or pay for any property purchased for the account of a subsidiary fund to the extent that such payment cannot be made from the assets of such subsidiary fund. Unless it has knowledge to the contrary, the Trustee may assume (and shall be protected in relying on such assumption) that: (a) any property of any nature whatsoever acquired by or disposed of by any Investment Manager on behalf of the subsidiary fund is a proper investment for or disposition of such property of the subsidiary fund, and (b) that the price, terms and conditions of any such acquisition or disposition made by any Investment Manager on behalf of the subsidiary fund are the correct price, terms, and conditions of any such acquisition or disposition.

         19.6 No Trustee Liability. Unless and to the extent otherwise required by the terms of ERISA, the Trustee shall be relieved from any and all liability resulting from: (a) any action taken, suffered or omitted by the Investment Manager with respect to such subsidiary fund; (b) following the written instructions of the Investment Manager with respect to such subsidiary fund; and
(c) the retention in such subsidiary fund of property purchased by, or upon the written instructions of, the Investment Manager, the liability of the Trustee in such cases being limited to liability for any failure of its part to comply fully with such instructions.

                 ARTICLE XX - EXCLUSIVE BENEFIT OF PARTICIPANTS

         20.1 General Rule. The Employer has no beneficial interest in the Trust Fund and the Trust Fund, with the exception of the circumstances described in
Section 20.2, may not be diverted to or used for other than the exclusive benefit of Participants of this Plan and their Beneficiaries.

         20.2 Exceptions. Under the following circumstances and with the following limitations, certain assets of the Trust Fund may be returned to the
Employer:

                 (a) Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

                 (b) In the event that the Commissioner of Internal Revenue determines that an Employer's Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time Prescribed by law for filing that employer's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                 (c) In the event that a contribution is made to the Plan conditioned upon the deductibility of the contribution under section 404 of the Code, such contribution, to the extent the deduction is disallowed, may be returned to the Employer within one year from the date of disallowance.

                         ARTICLE XXI - CLAIMS PROCEDURE

         21.1 General. Any person who thinks that he is entitled to a benefit under the Plan shall have the right to file with the Employer a written notice of claim for such benefit. Within 90 days after its receipt of such written notice of the claim (180 days in the event of special circumstances), the Employer shall either grant or deny such claim provided, however, that any delay on the part of the Employer in arriving at a decision shall not adversely affect the benefits payable under a granted claim. A decrease in the value of a Participant Account due to market value depreciation during the processing of a claim shall not be deemed to be an adverse effect attributable to Employer delay. The Employer shall provide to each claimant: (a) the specific reasons for such denial; (b) specific reference to the pertinent Plan provisions of which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) an explanation of the Plan's claim review procedure.

         21.2    Appeals Process.

                 (a) Each claimant shall have the right to appeal the denial of his claim to the Employer for a full and fair review at any time within six (6) months after the claimant received written notice of such denial. The Employer shall thereby afford the claimant or his duly authorized representative the opportunity (i) to review documents pertinent to the claim, (ii) to submit issues and comments in writing, and (iii) to discuss such documents and issues with the Employer.

                 (b) The final decision of the Employer shall be made promptly, and not later than 60 days after its receipt from the claimant of a request for review unless circumstances beyond the control of the Employer require an extension of time for Processing, in which case, a decision shall be made as soon as possible but not later than 120 days after receipt of a request for review. Such decision shall be made in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to pertinent Plan provisions on which the decision is based.

                     ARTICLE XXII - AMENDMENT OR TERMINATION

         22.1 Amendment by Employer. While the Employer expects and intends to continue the Plan it must necessarily reserve and reserves the right, subject to
Section 20.1, to amend the Plan from time to time by either:

                 (a) Filing an amended Adoption Agreement with the Trustee to change any provision previously elected by it after the effective date of the amended Adoption Agreement; or

                 (b) Amending any other provisions of the Plan in any manner it considers desirable; provided that if any amendment is so made, the Plan shall thereafter be treated as an individually designed plan of the Employer not covered by any Internal Revenue Service opinion letter issued to the Sponsor. If the Plan is so amended, the Employer shall promptly notify the Sponsor of such amendment. In the event the Plan is amended by the removal of the Trustee and the appointment of a successor trustee, appropriate written notice of such removal shall be delivered promptly to the Trustee. The effective date of said removal and appointment may be sixty (60) days or less from the date of such delivery, if acceptable to the Sponsor and the Employer. The Trustee shall transfer and deliver the Trust Fund to the successor trustee on the effective date of the successor trustee's appointment or as soon thereafter as is practicable. However, the Trustee may first subtract any amounts owed it from the Trust Fund for compensation, expenses, fees and other costs and charges due.

                 (c) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy Plan vesting schedule, each Participant with at least three (3) Years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.

                 (d) The period during which the election under sub-Section (c) may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                          (i) 60 days after the amendment is adopted;

                          (ii) 60 days after the amendment becomes effective; or

                          (iii) 60 days after the Participant is issued written
                 notice of the amendment by the Employer or Plan Administrator.

                 (e) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a plan is amended, in the case of an employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, then on forfeitable percentage (determined as of such date) of such employee's right to his employer-derived accrued benefit will not be less than his percentage computed under the plan without regard to such amendment.

                 (f) The Employer may amend the Plan by adding overriding plan language to the Adoption Agreement, where such language is necessary to satisfy Code sections 415 or 416, because of the required aggregation of multiple plans and may add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An employer that amends the plan for any other reason, including a waiver of the minimum funding requirement under section 412(d) of the Code, will no longer participate in this master or prototype plan and will be considered to have an individually designed plan.

         22.2 Amendment by Plan Sponsor. BancOhio National Bank, as the Plan Sponsor, must necessarily reserve and reserves the right to amend the Plan from time to time, subject to the provisions of Section 20.1 and the following:

                 (a) Except as provided in paragraphs (b) and (c) next below, no such amendment shall become effective until at least thirty (30) days prior written notice thereof has been given to the Employer, nor shall any such amendment reduce Participants' benefits to less than the benefits to which they would have been entitled if they had resigned from the employ of the Employer on the date of the amendment.

                 (b) An amendment of the Plan and Trust made under this Section which the Sponsor deems necessary or appropriate to enable the Plan and Trust to meet the requirements of section 401(a) of the Code may be made effective as of the date the Plan and Trust was established by the Trustee or as of any subsequent date.

                 (c) An amendment of the Plan and Trust made under this Section to conform the Plan and Trust to any change in the law of the United States, or to any rule and regulation thereunder, may take effect as of the date such amendment is required to be effective under such law, rule or regulation.

Any amendment executed pursuant to the provisions of this Section shall be executed by an authorized officer of the Sponsor. For purposes of this Section, the Employer shall be deemed to have been furnished a copy of any amendment on the business day next following the mailing thereof to the Employer by the Sponsor.

         The Trustee may resign at any time by written notice to the Employer which shall be effective sixty (60) days after delivery to the Employer, unless the Trustee and the Employer agree to an earlier effective date. The Employer shall promptly appoint a successor trustee, and the Trustee shall transfer and deliver the Trust Fund to the successor trustee on the effective date of the successor trustee's appointment or as soon thereafter as is practicable. However, the Trustee may first subtract any amounts owed it from the Trust Fund for compensation, expenses, fees and other costs and charges due. Prior to the resignation or removal of the Trustee, the Employer shall amend its plan to eliminate any reference to the Plan. If the Employer fails to appoint a successor trustee within sixty (60) days of resignation or removal, or such longer period as the Trustee permits in writing. the Trustee may apply to a court of competent jurisdiction for appointment of a successor trustee.

         22.3 Retroactive Amendments. Except as specifically provided above in this Article, no amendment to the Plan or Trust may be made effective retroactively to a day prior to the beginning of the Fiscal Year in which it is adopted, unless the Board of Directors of the Employer in its resolution adopting the amendment, or any officer of the Employer or of the Sponsor, whichever is applicable, by written instrument, shall state that its legal counsel has advised that such retroactive effect is necessary to establish or maintain the Plan and Trust without interrupting the qualified status thereof under the Code and the regulations promulgated thereunder.

         22.4 Termination. The Plan will terminate on the Valuation Date coincident with or next following the first to occur of the following:

                 (a) The date the Plan is terminated by the Employer if thirty
         (30) days advance written notice of the termination is given to the Trustee;

                 (b) The date that the Employer is judicially declared bankrupt or insolvent;

                 (c) The date that the Employer permanently discontinues its contributions under the Plan; or (d) The dissolution, merger, consolidation or reorganization of the Employer, or the sale by the Employer of all or substantially all of its assets, except that, subject to the provisions of Section 22.5 in any such event arrangements may be made whereby the Plan will be continued by any successor to the Employer or any purchaser of all or substantially all of the Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

         22.5 Merger and Consolidation of Plan, Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

         22.6 Effect of Termination and Partial Termination. On termination or partial termination of the Plan or complete discontinuance of contributions hereunder, the Participant's Matching Contribution and Profit Sharing Accounts shall be nonforfeitable. The Plan Administrator shall then direct the Trustee to make distribution of such benefits in accordance with the terms herein. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected Participants have been distributed to them. Upon (a) termination of the Plan without establishment of a successor plan, (b) the sale by the corporate employer of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by the corporation in a trade or business of such corporation with respect to an employee who continues employment with the corporation acquiring such assets or
(c) the sale by the corporate employer of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) with respect to an employee who continues employment with such subsidiary, the employer may elect, pursuant to Item KK of the Adoption Agreement, but subject to the consent provisions of Sections 12.6(d) and (e) of the Plan, to direct the Trustee to make distribution in a lump sum to each Employee-Participant affected by clause
(a), (b) or (c) pursuant to Section 12.1 as if such Employee-Participant had reached his Normal Retirement Age and his employment with the Employer had then terminated.

         22.7 Notice of Amendment, Termination or Partial Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan within a reasonable time.

               ARTICLE XXIII - DISCHARGE OF DUTIES BY FIDUCIARIES

         Subject to the provisions of Article XX, the Plan Administrator and the Trustee and any other fiduciary shall discharge their respective duties set forth in the Plan and Trust solely in the interest of the Participants and their Beneficiaries and:

                 (a) for the exclusive purpose of:

                           (i) providing benefits to Participants and their
                 Beneficiaries; and

                           (ii) defraying reasonable expenses of administering
                 the Plan;

                 (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

                 (c) by diversifying the investments of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

                     ARTICLE XXIV - MISCELLANEOUS PROVISIONS

         24.1 Employer Action. Except as may be specifically provided herein, any action required or permitted to be taken by the Employer may be taken on behalf of the Employer by any officer of the Employer.

         24.2 Employer Records. Records of the Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment and compensation will be conclusive on all Persons, unless determined to be incorrect.

         24.3 No Guarantee of Interests. None of the Trustees, the Employer or the Plan Administrator in any way guarantees the Trust Fund from loss or depreciation, nor do they guarantee any payment to any person. The liability of the Trustee, the Employer and the Plan Administrator to make any payments hereunder is limited to the available assets of the Trust Fund.

         24.4 Employment Rights. The Plan is not a contract of employment and participation in the Plan will not give any Participant the right to be retained in the Employer's employ, nor any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

         24.5 Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Plan Administrator's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

         24.6 Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

         24.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         24.8 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.

         24.9 Tax Exemption of Employer's Plan. In the event an individual Employer's plan fails to attain or retain qualification, then such plan shall no longer be permitted to participate in this prototype Plan and will be considered an individually designer plan.

         24.10 Annual Statement of Account. As soon as practicable after the last day of each Plan Year, the Trustee will deliver to each Participant, or to the Plan Administrator for delivery to each Participant, a statement of his account balances as of that date.

         24.11 Counterparts. The Plan and Trust may be executed in two or more counterparts, any one of which will be an original without reference to the others.

         24.12 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

         24.13 Controlling Law. The law of Ohio shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

IN WITNESS WHEREOF, this Plan and Trust is hereby executed by BancOhio National Bank on this______day of_________________, 19___.

                                                   BANCOHIO NATIONAL BANK

                                                   By___________________________

                                                   And__________________________